UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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PANHANDLE OIL AND GAS INC.

(Name of Registrant as Specified in its Charter)

_______________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Panhandle Oil and Gas Inc.

5400 N. Grand Boulevard, Suite 300

Oklahoma City, OK 73112-5688

January 23, 2020

To the Stockholders of Panhandle Oil and Gas Inc.,

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Panhandle Oil and Gas Inc. The meeting will be held at The Oklahoma History Center, 800 Nazih Zuhdi Drive (N.E. 23rd & Lincoln Blvd.), Oklahoma City, Oklahoma, 73105, on Tuesday, March 3, 2020, at 9:00 a.m. Central Standard Time.

We look forward to updating you regarding our accomplishments this last year and our decision to focus on growing our perpetual oil and natural gas mineral ownership through mineral acquisitions and the development of our significant mineral acreage inventory.

The attached Notice of Annual Meeting and the accompanying proxy statement describe the matters to be considered at the Annual Meeting. In addition, management will report on the state of our business, and there will be an opportunity for you to ask questions of our mangement.

Your vote is important. We encourage you to review this proxy statement and to vote promptly so that your shares will be represented at the meeting. On behalf of everyone at Panhandle Oil and Gas Inc., we want to thank you, our valued stockholders, for your continued support.

Sincerely,

Chad L. Stephens III

Notice of Annual Meeting of Stockholders

To be held March 3, 2020

To the Stockholders of Panhandle Oil and Gas Inc.:

Notice is hereby given that the annual meeting of the stockholders (“Annual Meeting”) of Panhandle Oil and Gas Inc. (the “Company”) will be held at The Oklahoma History Center, 800 Nazih Zuhdi Drive (N.E. 23rd & Lincoln Blvd.), Oklahoma City, Oklahoma, 73105, on Tuesday, March 3, 2020, at 9:00 a.m. Central Standard Time, for the following purposes:

1.

To elect the two nominees named in the accompanying proxy statement to serve as directors on the Company’s Board of Directors until the Company’s 2023 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve an amendment to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan to increase the number of shares authorized for issuance by 250,000 shares;
3.	To approve on a non-binding advisory basis, the compensation of the Company’s named executive officers;
4.	To approve on a non-binding advisory basis, the frequency of future advisory votes on compensation of the Company’s named executive officers, to set the frequency at one-year intervals;
5.	To ratify the selection and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020;
6.

To approve the amendment of the Company’s Certificate of Incorporation to authorize the Board to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including the ability to classify any stock as, or issue, preferred stock; and

7.	To consider and act upon any other matter as may properly come before the meeting or any adjournment or postponement thereof.

We have set the close of business on January 13, 2020, as the record date for the Annual Meeting and only holders of record of Common Stock at such date will be entitled to vote at the meeting and any adjournments or postponements. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this proxy statement, a proxy card and our 2019 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to vote. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail. We believe that the Notice process allows us to provide our stockholders with information in a timelier manner, reduces our printing and mailing costs, and helps to conserve resources. The Company anticipates the Notice will be mailed to stockholders on or about January 23, 2020.

Whether you plan to attend the Annual Meeting or not, we encourage you to vote by following the instructions on the Notice or, if you received a paper copy of the proxy card, by signing and returning it in the postage-paid envelope. Voting by proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the Notice or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

We thank you for your continued support and look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

Robb P. Winfield, Secretary

Oklahoma City, Oklahoma

January 23, 2020

YOUR VOTE IS IMPORTANT.

YOUR VOTE IS IMPORTANT, AND WE ENCOURAGE YOU TO VOTE EVEN IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING. YOU MAY VOTE BY INTERNET OR TELEPHONE USING THE INSTRUCTIONS ON THE NOTICE, OR BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on March 3, 2020. This proxy statement, form of proxy card and the Company’s 2019 Annual Report to Stockholders are available at the following website: www.envisionreports.com/phx or by writing to the Company at the address above. The Annual Report contains the financial documents of Panhandle.

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Proxy Statement Summary

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the Proxy Statement in its entirety before voting. Additional information regarding the Company and its performance in fiscal year 2019 can be found in our Annual Report on Form 10-K for the year ended September 30, 2019.

2020 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	March 3, 2020, at 9:00 a.m., Central Standard Time
Location:	The Oklahoma History Center, 800 Nazih Zuhdi Drive (N.E. 23rd & Lincoln Blvd.), Oklahoma City, Oklahoma 73105
Record Date:	January 13, 2020
Stockholders Entitled to Vote:

Holders of our Class A Common Stock, par value $0.01666 (“Common Stock”) as of the close of business on the Record Date are entitled to vote. Each share of Common Stock is entitled to one vote by proxy or at the Annual Meeting.

PROPOSALS AND BOARD RECOMMENDATIONS
	Proposal	Board Recommendation
No. 1	Election of two directors to serve on the Company’s board of directors for three-year terms ending at the Company’s annual meeting in 2023.	FOR each nominee
No. 2	Approval of an amendment to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan to increase the number of shares authorized for issuance by 250,000 shares.	FOR
No. 3	Advisory vote to approve the compensation of the Company’s named executive officers.	FOR
No. 4	Advisory Vote to determine frequency of future advisory votes on the compensation of the Company’s named executive officers.	ONE YEAR
No. 5	Ratification of the selection and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.	FOR
No. 6

Approval of the amendment of the Company’s Certificate of Incorporation to authorize the board of directors to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including the ability to classify any stock as, or issue, preferred stock.

FOR

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QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting, including (1) the election of two directors to serve on our board of directors (the “Board”) for three-year terms ending at the Annual Meeting in 2023 (this proposal is referred to as the “Election of Directors”); (2) the approval of the amendment to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan to increase the number of shares authorized for issuance by 250,000 shares (this proposal is referred to as the “Restricted Stock Plan Amendment”); (3) a non-binding, advisory vote to approve the compensation of our named executive officers (this proposal is referred to as “Executive Compensation”); (4) an advisory vote to determine frequency of future advisory votes on named executive officer compensation (the “Say on Frequency Vote”); (5) the ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020 (this proposal is referred to as the “Ratification of Accounting Firm”); (6) the approval of an amendment to the Company’s Certificate of Incorporation to authorize the Board to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including the ability to classify any stock as, or issue, preferred stock (this proposal is referred to as the “Amendment to Certificate of Incorporation”); and (7) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Additionally, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate a person or entity as your proxy in a written document, such document is also called a proxy or a proxy card. All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy.

What is a proxy statement?

A proxy statement is a document that regulations of the United States Securities and Exchange Commission (the “SEC”) requires that we make available to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote and provides you with information on such matters so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Annual Meeting.

How can I access the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provide stockholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the Meeting are available at www.envisionreports.com/phx. To access these materials and to vote, follow the instructions shown on the proxy card, voting instruction card from your broker or the Notice.

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Can I get paper copies of the proxy materials?

You may request paper copies of the proxy materials, including our 2019 annual report, by calling 1-866-641-4276 or e-mailing investorvote@computershare.com with “Proxy Materials Panhandle Oil and Gas Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Notice received and state that you want a paper copy of the meeting materials. You also may request paper copies when prompted at www.investorvote.com/phx.

Can I choose the method in which I receive future proxy materials?

Below are descriptions of the methods in which stockholders of record may receive future proxy materials or notice thereof:

•Notice and Access: The Company furnishes proxy materials over the Internet and mails the Notice to most stockholders.

•Mail: You may request distribution of paper copies of future proxy materials by mail by calling 1-866-641-4276 or e-mailing investorvote@computershare.com with “Proxy Materials Panhandle Oil and Gas Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Notice received and state that you want a paper copy of the meeting materials. If you are voting electronically at www.investorvote.com/phx, follow the instructions to enroll for paper copies by mail after you vote.

•E-mail: If you would like to have earlier access to future proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you wish to receive all future materials electronically, please log in to www.computershare.com/investor to enroll or, if voting electronically at www.investorvote.com/phx., follow the instructions to enroll for electronic delivery.

If you are a beneficial owner, you should consult the directions provided by your broker, bank, or other nominee with respect to how you receive your proxy materials and how to vote your shares.

Can I vote my shares by completing and returning the Notice?

No, the Notice simply instructs you on how to vote.

What is “householding”?

The SEC permits companies and intermediaries (such as brokers, banks and other nominees) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of our Notice or paper copies of our proxy statement and annual report (the “Proxy Materials”) mailed to you or you would like to opt out of this practice for future mailings, please submit your request in writing to Computershare, P. O. Box 505000, Louisville, KY 40233-5000, or by telephone by calling 1-800-884-4225, and we will promptly deliver such additional materials to you. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at: www.envisionreports.com/phx.

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What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one copy of the Notice and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

Who is entitled to notice of, and to vote at, the Annual Meeting?

Governing laws and our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend and vote at the Annual Meeting, and any continuations, adjournments or postponements thereof.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on January 13, 2020 (the “Record Date”).

As of the Record Date, we had          shares of Common Stock outstanding. All holders of Common Stock of record at the close of business on January 13, 2020, will be entitled to vote at the Annual Meeting or any adjournments or postponements.

A list of all stockholders of record entitled to vote at our Annual Meeting will be available for examination at least 10 days prior to the Annual Meeting at our principal office located at 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688, during normal business hours, and will be available for inspection at the Annual Meeting.

What is a quorum?

A quorum is the presence, in person or by proxy, of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting for the purpose of determining a quorum.

What are the voting rights of our stockholders?

Each record holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares in “street name” through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

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Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank, fiduciary or other nominee, you are considered the beneficial owner of shares held in “street name.” In this case, such broker, bank or other nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. If you hold your shares in

“street name,” follow the voting instructions provided by your broker, bank or other nominee to vote your shares. Since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder (your bank, broker or other nominee) giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Proxy. You may give us your proxy by calling the toll-free telephone number or using the Internet as further described on the Notice. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you received a paper proxy card, you may give us your proxy by completing the proxy card and returning it to us in the U.S. postage-prepaid envelope accompanying the proxy card.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders: Street name stockholders may vote their shares or direct their broker, bank or other nominee to vote their shares by one of the following methods:

•

By Voting Instruction Card. If you hold your shares in street name, your broker, bank or other nominee will explain how you can access a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares. The availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

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In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the instruction card or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If you are a stockholder of record, your shares will be voted by the management proxy holder in accordance with the instructions on the proxy card you submit.

Can I revoke my proxy or change my vote?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by doing one of the following:

•

submitting written notice of revocation stating that you would like to revoke your proxy to Panhandle Oil and Gas Inc., Attention: Robb P. Winfield, 5400 N. Grand Boulevard, Suite 300, Oklahoma City, Oklahoma, 73112, which must be received prior to the Annual Meeting;

•	using the same method (by telephone, Internet or mail) that you first used to vote your shares, in which case the later submitted proxy will be recorded and earlier proxy revoked; or

•

attending the Annual Meeting, notifying the inspector of election that you wish to revoke your proxy and voting your shares in person at the Annual Meeting. Attendance at the Annual Meeting without submitting a ballot to vote your shares will not revoke or change your vote.

If you are a beneficial or street name stockholder, you should follow the directions provided by your broker, bank or other nominee to revoke your voting instructions or otherwise change your vote before the applicable deadline. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee as described in “How do I vote my shares” above.

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What are abstentions and broker non-votes?

An Abstention occurs when the beneficial owner of shares, or a broker, bank or other nominee holding shares for a beneficial owner, is present, in person or by proxy, and entitled to vote at the Annual Meeting, but fails to vote or voluntarily withholds its vote for any of the matters upon which the stockholders are voting.

Broker “non-votes” are shares held by brokers, banks or other nominees over which the broker, bank or other nominee lacks discretionary power to vote (such as for the election of directors) and for which the broker or nominee has not received specific voting instructions from the beneficial owner. If you are a beneficial owner and hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (NYSE). There are non-discretionary matters for which brokers, banks and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. If a broker, bank or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker, banker or other nominee should vote your shares, then such broker, bank or other nominee indicates it does not have authority to vote such shares on its proxy and a “broker non-vote” results. Although broker non-votes will be counted as present at the Annual Meeting for purposes of determining a quorum, they are not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Restricted Stock Plan Amendment), Proposal 3 (Executive Compensation), Proposal 4 (Say on Frequency Vote) and Proposal 6 (Amendment to Certificate of Incorporation) and your shares will be considered broker non-votes with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will have discretionary authority to vote your shares with respect to Proposal 5 (Ratification of Accounting Firm).

What vote is required for the proposals to be approved?

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Proposal 1 (Election of Directors): To be elected, for an uncontested election, each nominee for election as a director must receive the affirmative vote of a majority of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes may be cast “For” or “Against” the election of each nominee. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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Proposal 2 (Restricted Stock Plan Amendment): The amendment of the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan to increase the number of shares authorized for issuance requires the affirmative vote of a majority shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” approval.

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Proposal 3 (Executive Compensation): To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This non-binding advisory vote will be approved if it receives the affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” approval.

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Proposal 4 (Say on Frequency Vote): To approve, on a non-binding advisory basis, the frequency of our future advisory votes on the compensation of our named executive officers to set the frequency at one-year intervals. This non-binding advisory vote will be approved if it receives the affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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Proposal 5 (Ratification of Accounting Firm): Ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020, requires the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of a vote “AGAINST” approval. Brokers will have discretionary authority to vote on Proposal 5 and, accordingly, there will be no broker non-votes for this proposal.

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Proposal 6 (Amendment to Certificate of Incorporation): The amendment to the Company’s Certificate of Incorporation (as described herein) requires the affirmative vote of a majority of shares of Common Stock outstanding as of the Record Date. Abstentions and broker non-votes will have the effect of a vote “AGAINST” approval.

How does the Board recommend that I vote?

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR the approval of an amendment to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan to increase the number of shares authorized for issuance by 250,000 shares;

•	FOR non-binding, advisory approval of named executive officer compensation;

•	For the option of “ONE YEAR” as the frequency of the future advisory vote on the compensation of our named executive officers;

•	FOR the ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020; and

•

FOR the approval of an amendment to the Company’s Certificate of Incorporation to authorize the Board to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including the ability to classify any stock as, or issue, preferred stock.

What happens if I provide my signed proxy but do not specify how I want may shares to be voted, or if additional proposals are presented at the Annual Meeting?

If you provide us your signed proxy but do not specify how to vote, we will vote your shares as follows:

Proposal 1. FOR the election of each director nominee;

Proposal 2. FOR the amendment of the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan to increase the number of shares authorized for issuance by 250,000 shares;

Proposal 3. FOR the approval, on an advisory basis, of the compensation of our named executive officers;

Proposal 4. For “ONE YEAR” as the frequency of the future advisory vote on compensation of our named executive officers;

Proposal 5. FOR the ratification of the selection and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2020; and

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Proposal 6. FOR the approval of an amendment to the Company’s Certificate of Incorporation to authorize the Board to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including the ability to classify any stock as, or issue, preferred stock.

Management knows of no other matters to be brought before the Annual Meeting. However, if any other matters do properly come before the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted as the Board may recommend.

Who will bear the cost of soliciting votes for the Annual Meeting?

The cost of soliciting proxies for the Annual Meeting will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage firms, banks or other nominees to send Proxy Materials to beneficial owners. The Company will reimburse these institutions for their reasonable costs in forwarding solicitation materials to such beneficial owners. No solicitation will be made by specially engaged employees or other paid solicitors.

May I propose actions for consideration at the 2021 annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read the “Stockholder Proposals” section of this proxy statement for information regarding the submission of stockholder proposals and director nominations for consideration at the Company’s 2021 annual meeting of stockholders.

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Proposal No. 1

Election of Two Directors for Three-Year Terms Ending at the Annual Meeting in 2023

Directors

The current directors of the Company and their current Board Committee memberships are as follows:

		Positions/Offices Presently	Served As	Present
Name	Age	Held with the Company	Director Since	Term Ends
Mark T. Behrman (1)(3)	57	Lead Independent Director	2017	2020
Lee M. Canaan (1)(3)	63	Director	2015	2021
Peter B. Delaney (2)(3)	66	Director	2018	2021
Christopher T. Fraser (1)(2)	61	Director	2019	2022
Robert E. Robotti (2)(3)	66	Director	2004	2022
Chad L. Stephens III	64	Director, Interim Chief Executive Officer	2017	2020
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.

Our Bylaws state that the Board shall be comprised of not less than five members with the exact number determined by resolution of the Board. The Board has set the current size of the Board at six members. The Board is divided into three classes. At each annual stockholders’ meeting, the term of one class expires. Directors in each class ordinarily serve three-year terms, or until the director’s retirement or until his or her successor is elected and qualified.

The Board believes it is in the Company’s best interest to continue to have a classified board structure, with three-year terms for its directors, due to the uniqueness of the Company’s assets and strategies and the minimal number of shares outstanding. Panhandle’s focus on ownership of perpetual fee mineral acres leads the Company to employ business strategies that are more long-term results oriented as compared to more traditional oil and gas exploration and production companies. We believe that this requires the Company’s directors to have a long-term outlook and understanding rather than a focus on short-term results. This focus on long-term results has served the Company well, with demonstrated operating and financial results that have created value for our stockholders.

Based on the recommendations from the Corporate Governance and Nominating Committee, our Board has nominated two continuing directors, Mark T. Behrman and Chad L. Stephens, to stand for re-election to the Board, each to serve a three year term expiring at the 2023 annual meeting or until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal.

Mr. Behrman and Mr. Stephens were recommended as nominees for re-election by the Corporate Governance and Nominating Committee and approved by the Board. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to continue to serve on the Board if re-elected. However, if either nominee should be unable for any reason to accept nomination or election, it is the intention of the persons named in the proxy to vote such proxies for the election of such other person or persons as the Board may recommend.

Directors Nominated for Re-Election at the Annual Meeting

Below is information about our nominees for election to the Board for three-year terms ending at the Company’s annual meeting in 2023. The biographical information reflects the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should stand for re-election to the Board.

Mark T. Behrman, 57, has been with LSB Industries, Inc. (“LSB”), Oklahoma City, (a publicly traded manufacturer and marketer of chemical products for the agricultural, mining and industrial markets) since 2014. Mr. Behrman currently serves as LSB’s President and Chief Executive Officer, a position he has held since December 30, 2018. Mr. Behrman joined LSB as the Senior Vice President of Corporate Development and served in that capacity until June 2015 and served as the Company’s Executive Vice President – Chief Financial Officer from June

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2015 through December 2018. Prior to LSB, Mr. Behrman was Managing Director, Head of Investment Banking and Head of the Industrial and Energy Practices of Sterne Agee, Inc., New York, NY, (a full-service investment bank) from 2007 to 2014. Mr. Behrman has over 25 years of investment banking experience and started his career at Paine Webber, Inc. and Drexel Burnham Lambert, Inc.

Mr. Behrman has served on the board of directors of the following publicly held companies: Noble International Ltd., Warren, MI, (a supplier to the automotive industry) from 1998 to 2007, where he also served as Audit Committee Chairman from 1998 to 2003; Oakmont Acquisition Corporation, Bloomfield Hills, MI, (a special purpose acquisition corporation) from 2005 to 2007; and Robocom Systems International, Massapequa, NY, (a developer and marketer of advanced warehouse management software solutions) from 1998 to 2000. Mr. Behrman holds an MBA in Finance degree from Hofstra University and a Bachelor of Science degree in Accounting, Minor in Finance from Binghamton University.

Mr. Behrman’s qualifications to serve on the Board include his extensive investment banking experience, his experience in accounting and finance, including as Chief Financial Officer of LSB Industries, his co-founding and management of several diverse businesses and his previous experience as a director of several public companies.

Chad L. Stephens III, 64, has been Panhandle’s Interim Chief Executive Officer since August 2019. Mr. Stephens previously served as Senior Vice President – Corporate Development of Range Resources Corporation (“Range”), a position he held from 2002 until his retirement effective December 31, 2018. Mr. Stephens joined Range in 1990 as Senior Vice President – Southwest. While at Range, he was responsible for the origination, valuation and acquisition or divestiture of over $6.0 billion of oil and gas producing properties. Mr. Stephens served on Range’s internal hedging committee and was responsible for the oversight of all gas, oil and NGL marketing and sales. Mr. Stephens holds a Bachelor of Arts degree in Finance and Land Management from the University of Texas. He was appointed to the Board in 2017 and previously served as its Lead Independent Director.

Mr. Stephens’ qualifications to serve on the Board include his 40 years of oil and gas experience, having served 28 years in various senior management roles with Range, including significant experience with mergers and acquisitions, land and risk management, midstream logistics and commodity sales.

To elect each nominee for director, a majority of the votes entitled to be cast on Proposal No. 1 must vote “FOR” each nominee.

BOARD RECOMMENDATION

The Board of Directors Recommends Stockholders Vote “FOR” each of the director nominees named in this proxy statement.

Directors Continuing in Office

Below is information about our continuing directors whose terms of office do not expire at the 2020 Annual Meeting. These individuals are not standing for re-election at this time:

Directors Whose Terms End at the 2021 Annual Meeting

Lee M. Canaan, 63, is the founder and portfolio manager of Braeburn Capital Partners, LLC (a private investment management firm), established in 2003 in Bloomfield Hills, MI. Ms. Canaan has over 35 years of oil and gas and investment management experience, starting her career as an Exploration Geophysicist at Amoco Production Company in Houston, TX, then ARCO in Los Angeles, CA, and AIM/Invesco in Houston, TX. She was elected to the Board in 2015.

Ms. Canaan currently serves on the board of EQT Corporation, Pittsburgh, PA, (natural gas production company operating exclusively in the Appalachian Basin of the U.S.), Aethon Energy, LLC, Dallas, TX, (private E&P company with main operations in the Haynesville formation in East Texas and western Louisiana) and Philadelphia Energy Solutions, LLC, Philadelphia, PA, (the largest crude oil refining complex on the East Coast of the U.S.). She has also served on the board of directors of the following publicly held companies: Noble International Ltd., Warren, MI, (a supplier to the automotive industry) from 2000 to 2004, where she served as the

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Compensation Committee Chairman from 2002 to 2004; Oakmont Acquisition Corporation, Bloomfield Hills, MI, (a special purpose acquisition corporation) from 2005 to 2007; Equal Energy Ltd., Oklahoma City, OK, (oil and gas exploration and production) from 2013 until its sale in 2014; and Rock Creek Pharmaceuticals, Sarasota, FL, (pharmaceutical research and development) from 2014 to 2016, where she also served as the chairman of the Audit and Nominating and Corporate Governance committees. She holds a bachelor’s degree in Geological Sciences from the University of Southern California, a master’s degree in Geophysics from the University of Texas at Austin, and an MBA degree in Finance from The Wharton School of the University of Pennsylvania. She is also a Chartered Financial Analyst.

Ms. Canaan’s qualifications to serve on the Board include her corporate finance, capital markets and merger and acquisition experience; her scientific background in geology and geophysics; her oil and gas exploration knowledge of North American basins; and her experience serving as a director of several public companies.

Peter B. Delaney, 66, is currently a principal with Tequesta Capital Partners, an entity which provides funding for various real estate and other ventures. He has held this position since 2016. Mr. Delaney was previously the Chairman and Chief Executive Officer of OGE Energy Corporation (“OGE Energy”) from 2007 to 2015. OGE Energy is a NYSE listed company and the parent company of OG&E, an electric utility provider, and owns a 50% interest in the General Partner of Enable Midstream Partners (NYSE: ENBL). Mr. Delaney was elected President of OGE Energy and as a member of its Board in 2007. Mr. Delaney retired as Chief Executive Officer of OGE Energy in May 2015 to step in as the Interim Chief Executive Officer of Enable Midstream Partners, a position he held until December 2015. From 2002 to 2013, Mr. Delaney also served as Chief Executive Officer of Enogex, an OGE Energy subsidiary, involved in natural gas midstream services, and one of the predecessor companies to Enable Midstream Partners.

During his tenure as Chief Executive Officer, OG&E received numerous industry awards, among them the 2012 Utility of the Year and the 2013 Edison Award, the industry’s highest honor. Mr. Delaney previously completed a 16-year investment banking career on Wall Street, specializing in corporate finance and in providing other advisory services to electric utilities and other energy companies. In addition to extensive capital markets experience, he provided advisory services in tender defense and mergers and acquisitions, Mr. Delaney was a Managing Director of UBS Inc., from 1997 until May 2001.

Mr. Delaney was elected to the Company’s Board in 2018. He has also served on the Board of Directors of the following companies: OGE Energy (Chairman) from 2007 to 2015; Enable Midstream Partners (Chairman) from 2013 to 2017: the Federal Reserve Bank of Kansas City from 2012 to 2017; and the Oklahoma City Boathouse Foundation (US Olympic and Paralympic Training Site) (Chairman) from 2007 to 2018. He currently serves on the Board of Directors of Integris Health System since 2009; and Cabot Oil and Gas since 2018.

Mr. Delaney’s qualifications to serve on the Board include his extensive management experience in the energy industry, extensive investment banking experience, financial expertise and his record of service on the board of directors of public and non-public companies. His management experience in the natural gas midstream sector provides him with a sound knowledge base and perspective on issues affecting the energy business.

Directors Whose Terms End at the 2022 Annual Meeting

Robert E. Robotti, 66, has, since 1983, been the president of Robotti Securities, LLC (a registered broker-dealer) and president of Robotti & Company Advisors, LLC (a registered investment advisor), or their predecessors, and, since 1980, has been the managing member of Ravenswood Management Company, LLC, which serves as the general partner of three investment partnerships, all located in New York, NY. Since 2007, Mr. Robotti has served as a managing member of Robotti Global Fund, LLC, a global equity fund. Mr. Robotti holds an MBA degree and is a member of the New York Society of Security Analysts. He was elected to the Board in 2004.

Mr. Robotti’s qualifications to serve on the Board include his extensive experience in the investment business as the owner of a registered broker-dealer and a registered investment advisor, as a portfolio manager and his experience as a director of public companies engaged in the energy business, as well as other industries.

Christopher T. Fraser, 61, has broad experience in the chemical industry. Much of his experience, as noted below, has been with major, global participants in the industry. He was an Operating Partner of Advent

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International Corporation, a private equity firm (“Advent”), from 2011 to 2018 advising Advent on deals in the industrial sector, with a focus on chemicals and materials. Mr. Fraser served as Chairman of the Board of KMG Chemicals, Inc. from December 2012 to November 2018 and was a director from May 2008 to November 2018. He also served as Chief Executive Officer and President of KMG Chemicals, Inc. from September 2013 to November 2018. He served as the Chief Executive Officer and President of Chemical Lime Company from 2006 to 2009. Mr. Fraser served as the President and Chief Executive Officer of OCI Chemical Corporation from 1997 to 2006. Prior to joining OCI, he held various positions of responsibility in sales, marketing, business development, operations and general management.

Mr. Fraser currently serves on the Board of NYSE listed Element Solutions, Inc., Miami, FL, since July 2019. He has also previously served as a director at OCI Company Ltd. from 2006 to 2008, ANSAC from 1994 to 2006 and Tangoe Inc. from 2002 to 2008. Mr. Fraser holds an MBA from Pepperdine University and a Bachelor of Science degree in Chemistry and Business Administration from the University of Connecticut.

Mr. Fraser’s qualifications to serve on the Board include his 17 plus years of experience serving as the chief executive officer of three different chemical companies, his service as board chairman or director of multiple publicly traded and privately-owned companies and his 38 years of experience utilizing his technical and business education.

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CORPORATE GOVERNANCE AND OUR BOARD

Our Board

Board Leadership Structure and Lead Independent Director

The Company established the position of Lead Independent Director effective November 1, 2008, and eliminated the position of Chairman of the Board. It is the policy of the Company that a Lead Independent Director shall be elected annually to preside over meetings of the Board and executive sessions of the Company’s independent directors, facilitate information flow and communication between the directors and the Chief Executive Officer and to perform such other duties specified by the Board and outlined in the Charter of the Lead Independent Director. The Lead Independent Director determines the agenda and presides at all Board meetings and all executive sessions of non-employee directors. The Lead Independent Director also performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Chad L. Stephens III was named Lead Independent Director effective October 1, 2018, and served in that position until August 26, 2019, when he was named Interim Chief Executive Officer. Effective August 26, 2019, Mark T. Behrman was named Lead Independent Director by the Board.

The Board adopted a “Charter of Lead Independent Director” which can be viewed at the Company’s website: www.panhandleoilandgas.com under “Corporate Governance” set forth under the “Investors” tab.

Board Independence

Our Board annually determines the independence of each director and nominee for election as a director based on a review of the information provided by the directors and nominees. The Board makes these determinations under the independence standards set forth in the NYSE Listed Company Manual, applicable SEC rules and our Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines can be viewed at the Company’s website: www.panhandleoilandgas.com.

As a result of its annual evaluation, the Board affirmatively determined by resolution that each of our current non-employee directors is independent under the listing standards of the NYSE, the requirements of the SEC and our Corporate Governance Guidelines. The Board has determined that each of the following non-employee directors is independent and has no material relationship with the Company that could impair such director’s independence: Mark T. Behrman; Lee M. Canaan; Peter B. Delaney; Christopher T. Fraser; and Robert E. Robotti.

Chad L. Stephens III is not independent based on his service as the Company’s Interim Chief Executive Officer. Mr. Stephens is the only director who is an officer or employee of the Company, and he does not currently serve on any Board committee.

Meetings and Committees of the Board of Directors

During the fiscal year ended September 30, 2019 (“fiscal 2019”), the Board held seven meetings. At each meeting, a quorum of directors was present. The non-employee directors held executive sessions at each regularly scheduled Board meeting without management present.

Pursuant to the Corporate Governance Guidelines, the Company expects all of its directors to attend regularly scheduled Board and committee meetings and the annual meeting of stockholders. During fiscal 2019, each director attended at least 75% of the meetings of the Board and each of the Board committees on which he or she served. All of the then-current directors attended the Company’s 2019 annual meeting.

Each year, the Board conducts a formal evaluation of its performance. Additionally, each Board committee conducts a formal evaluation of such committee’s performance. The Board and Board committee evaluations address, among other matters, the qualifications and performance of individual directors, overall Board or committee dynamics, the quality of information received from management, the appropriateness of matters reviewed and the quality of Board or committee deliberations. The results of these evaluations are discussed with the chairs of the relevant committees, the Lead Independent Director, or the full Board in executive session, as appropriate.

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Board Committees

The independent members of the Board are elected to serve on various Board committees. The Board presently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee operates under a charter that has been approved by the Board, and the chair of each committee reports to the Board on actions taken at each committee meeting.

Audit Committee

The Audit Committee is currently comprised of Mark T. Behrman (chair), Lee M. Canaan and Christopher T. Fraser. Robert O. Lorenz served on the Audit Committee until his retirement from the Board on March 5, 2019. Chad L. Stephens III served on the Audit Committee until August 26, 2019, when he was named Interim Chief Executive Officer, at which time he resigned from the committee. The Board has determined that each member of the Audit Committee during fiscal 2019 met all applicable independence requirements during such member’s service on the committee and the financial literacy requirements of the SEC and the NYSE. Mark T. Behrman, Lee M. Canaan and Christopher T. Fraser have been determined by the Board to meet the “audit committee financial expert” requirements of the SEC.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its oversight responsibility to the Company’s stockholders, potential stockholders, the investment community and others, relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditors’ qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of the committee’s activities to the Board. While the Audit Committee has the responsibilities and powers set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. For additional information regarding the functions performed by the Audit Committee, see “Report of the Audit Committee.”

The Audit Committee met four times during fiscal 2019. The Audit Committee Charter, as amended in December 2017, is available at the Company’s website: www.panhandleoilandgas.com under the “Corporate Governance” section of the Investors tab.

Compensation Committee

The Compensation Committee is currently comprised of Peter B. Delaney (chair), Christopher T. Fraser and Robert E. Robotti. Messrs. Delaney and Robotti served on the Compensation Committee during the entire fiscal 2019, and Mr. Fraser joined the Compensation Committee in March 2019. Robert O. Lorenz served on the Compensation Committee until his retirement from the Board on March 5, 2019. Chad L. Stephens III served on the Compensation Committee until August 26, 2019, when he was named Interim Chief Executive Officer, at which time he resigned from the committee. Mr. Robotti served as the Compensation Committee chair until March 2019. Each member of the Compensation Committee during fiscal 2019 met the applicable independence requirements during his service on the Compensation Committee, including the enhanced independence standards of the NYSE, and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and as a “Non-Employee Director” under SEC Rule 16b-3.

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation, employee benefits and incentive programs of the Company. The Compensation Committee has the overall responsibility of approving and evaluating executive officer compensation, retirement plans, policies and programs of the Company and the compensation of directors. The Compensation Committee’s function includes reviewing officer performance and recommending to the Board compensation amounts for executive officers and directors. The Compensation Committee also oversees the administration of the Panhandle Oil and Gas Inc.

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Employee Stock Ownership and 401(k) Plan and Trust Agreement (the “ESOP Plan”). For additional information regarding the Compensation Committee, please see the Compensation Committee Charter and the “Compensation Discussion and Analysis” section of this proxy statement.

The Compensation Committee met five times during fiscal 2019. The Compensation Committee Charter, as amended in December 2016, is available at the Company’s website: www.panhandleoilandgas.com under the “Corporate Governance” section of the Investors tab.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is currently comprised of Lee M. Canaan (chair), Mark T. Behrman, Peter B. Delaney and Robert E. Robotti. Ms. Canaan and Messrs. Behrman, Delaney and Robotti served on the Corporate Governance and Nominating Committee during the entire fiscal 2019. The Board determined that each member of the Corporate Governance and Nominating Committee during fiscal 2019 met the applicable independence requirements.

Role of Corporate Governance and Nominating Committee

The purpose of the Corporate Governance and Nominating Committee is to assist the Board with the management of its corporate governance and nominating duties and responsibilities. Functions of the Corporate Governance and Nominating Committee include: searching for, identifying and screening individuals qualified to become members of the Board; recommending to the Board when new members should be added to the Board; recommending to the Board individuals to fill vacant Board positions; recommending to the Board nominees for election as directors at the annual meeting; and recommending the committee structure of the Board and the directors who will serve as members and chairs of each committee. If a vacancy on the Board exists that will not be filled by an incumbent director, the Corporate Governance and Nominating Committee identifies prospective nominees from several sources, including through the Board’s and management’s business and industry contacts and through stockholder recommendations. Currently, the Company does not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees.

The Corporate Governance and Nominating Committee is also responsible for overseeing and evaluating compliance by the Board and management with the Company’s corporate governance principles and its Code of Business Ethics and Business Practices. The Corporate Governance and Nominating Committee reviews periodically the corporate governance policies and principles of the Company.

Diversity

Although the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity when considering potential nominees for Board membership, the Corporate Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of the Company’s existing directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness at the time the consideration is made. When considering potential nominees for Board membership, the Corporate Governance and Nominating Committee considers, among other things, the candidate’s character, wisdom, judgment, acumen, diversity, skills, financial literacy, experience and understanding of and involvement in the oil and gas industry. The committee also considers a potential nominee’s availability to devote the time and effort necessary to fulfill his or her responsibilities in the context of the needs of the Company and the Board. Our Bylaws generally provide that a person may not stand for election or re-election as a director after attaining the age of 70.

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Stockholder Nominees

The Corporate Governance and Nominating Committee will consider nominees proposed by stockholders of the Company if the requirements set forth in the Company’s Bylaws are satisfied. Nominations from our stockholders must include sufficient biographical information for the Corporate Governance and Nominating Committee to appropriately assess the proposed nominee’s background and qualifications. To propose a prospective nominee for consideration by the Corporate Governance and Nominating Committee, stockholders must submit the proposal in writing to Panhandle Oil and Gas Inc., Attention: Secretary, 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688. Any such submission must be accompanied by the proposed nominee’s written consent to being named as a nominee and to serve as a director, if elected. Whether recommended by a stockholder or through the activities of the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee seeks to select candidates who have distinguished records and who will make significant contributions to the Board and the Company. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether a nominee was recommended by the incumbent directors or by a stockholder. For additional information, please see our Bylaws and the “Stockholder Proposals” section of this proxy statement.

The Corporate Governance and Nominating Committee met four times during fiscal 2019. The Corporate Governance and Nominating Committee Charter, as amended in March 2018, and the Code of Ethics and Business Practices are available at the Company’s website: www.panhandleoilandgas.com under the “Corporate Governance” section of the Investors tab.

Board Role in Risk Oversight

Management is responsible for day-to-day risk assessment and mitigation activities. The Board is responsible for risk oversight, focusing on the Company’s overall risk management strategy, its degree of tolerance for risk and oversight of the steps management is taking to manage the Company’s risk. This process is designed to provide to the Board timely visibility needed for the identification, assessment and management of critical risks. The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality. The areas of critical risk for the Company include information technology, strategic, operational, compliance, environmental and financial risks. The Board, or the Audit Committee, receives information regarding areas of risk and potential risk exposure through updates from the appropriate members of management to enable the Board to understand and monitor the Company’s risk management process. Information brought to the attention of the Audit Committee is appropriately shared with the Board.

Compensation of Directors

The compensation of our non-employee directors is reviewed by the Compensation Committee and is approved by the Board. We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. We consider the responsibilities of our non-employee directors and the amount of time such directors spend fulfilling their responsibilities and duties as a director in determining their compensation.

The following summary includes information regarding the compensation earned by our non-employee directors during fiscal 2019 for service on our Board and Board committees.

Cash Annual Retainers

For fiscal 2019, each of our non-employee directors received an annual retainer of $37,500. Additionally, non-employee directors received $1,500 for attending each Board meeting and $1,000 for attending each committee meeting. We also reimburse our non-employee directors for out-of-pocket travel expenses incurred in connection with attending Board and committee meetings. Any director who traveled over 50 miles to attend a Board or committee meeting received an additional $500 for each meeting. Any director who participates in a Board meeting or committee meeting by telephone conference or other communications equipment received one-half of the fee paid for attendance in person at these meetings.

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During fiscal 2019, the Lead Independent Director received an additional annual retainer of $15,000 and the chairs of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee received additional annual retainers of $10,000, $7,000 and $7,000, respectively. The annual retainers were paid in equal installments on December 31, 2018, and March 31, June 30 and September 30, 2019.

The Company’s retainer and fee structure for non-employee directors was guided by a study conducted by Longnecker & Associates, Houston, Texas (“Longnecker”), an independent compensation consultant retained by the Compensation Committee to review the Company’s Board and executive compensation levels.

Beginning January 1, 2020, the annual retainers for non-employee directors will be increased to $45,000. The Lead Independent Director will receive an additional annual retainer of $15,000 and the chairs of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee will receive additional annual retainers of $12,000, $9,000 and $9,000, respectively. Beginning January 1, 2020, directors will not receive additional compensation for their Board and committee meeting attendance. These retainers for 2020 will be paid in equal installments on March 31, June 30 and September 30, 2020.

Equity Incentive Plans for Non-Employee Directors

The Company’s Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferred Compensation Plan”) and the Company’s Amended 2010 Restricted Stock Plan (the “Restricted Stock Plan”) serve as the equity incentive plans for the Company’s non-employee directors.

Deferred Compensation Plan for Non-Employee Directors

Annually, non-employee directors may elect to be included in the Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan provides that each non-employee director may individually elect to be credited with future unissued shares of Common Stock rather than cash for all or a portion of the director’s annual retainers, Board meeting fees and committee meeting fees, and may elect to receive shares, if and when issued, over annual time periods up to ten years. These unissued shares of Common Stock are recorded to each director’s deferred compensation account at the closing market price of the shares (i) on the dates of the Board and committee meetings and (ii) on the payment dates of the annual retainers. Dividends are credited to each deferred account on the record date of each declared dividend. Upon a director’s retirement, resignation, termination, death or a change-in-control of the Company, the unissued shares of Common Stock recorded for such director under the Directors’ Deferred Compensation Plan will be issued to the director. In the case of a change-in-control of the Company, all shares in the deferred accounts will be issued in a single lump sum to the appropriate directors at the closing of the event triggering such change-in-control. The promise to issue such shares in the future is an unsecured obligation of the Company. The following directors participated in the Directors’ Deferred Compensation Plan in fiscal 2019: Mark T. Behrman, Peter B. Delaney, Christopher T. Fraser and Robert E. Robotti.

Restricted Stock Plan

The Company’s independent directors are eligible to participate in the Company’s Restricted Stock Plan. Based in part on a recommendation from Longnecker, the Board proposed, and the Company’s stockholders approved, an amendment to the Restricted Stock Plan at the 2014 annual meeting of stockholders to make all independent directors eligible to participate in the Restricted Stock Plan.

On December 11, 2018, the Board approved restricted stock awards to each director in the amount of $35,000, vesting quarterly throughout calendar year 2019. At the Compensation Committee meeting on October 23, 2019, the committee approved restricted stock awards with a grant date of December 31, 2019, to each director in the amount of $50,000 which will vest on the last day of calendar year 2020. For additional information regarding the grants of restricted stock to our non-employee directors, please see the “Non-Employee Directors Compensation” table below.

Director Compensation for Fiscal 2019

The table below sets forth the total non-employee director compensation earned during fiscal 2019 for each person who served in such capacity at any time during fiscal 2019. The fiscal 2019 compensation of Paul F.

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Blanchard, Jr., who served as a director and our President and Chief Executive Officer through August 26, 2019, and Chad L. Stephens III, who served as a director and interim Chief Executive Officer effective August 26, 2019, is disclosed under the caption “Executive Compensation – Summary Compensation Table” of this proxy statement.

Non-Employee Directors Compensation for Fiscal 2019

Name	Fees Paid in Cash or Deferred(1)(2)	All Other Compensation(3)(4)	Total
Mark T. Behrman	$64,927	$35,999	$100,926
Lee M. Canaan	$68,500	$36,088	$104,588
Peter B. Delaney	$66,000	$35,560	$101,560
Christopher T. Fraser	$35,063	$35,088	$70,151
Robert O. Lorenz (5)	$16,375	$10,093	$26,468
Robert E. Robotti	$62,500	$43,086	$105,586
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The following non-employee directors deferred 100% of their retainers and fees under the Directors’ Deferred Compensation Plan: Mark T. Behrman, Peter B. Delaney, Christopher T. Fraser, Robert O. Lorenz and Robert E. Robotti. The following non-employee directors did not elect to participate in the Directors’ Deferred Compensation Plan and received cash payments for their retainers and fees in 2019: Lee M. Canaan and Chad L. Stephens.

(2)

At the end of fiscal 2019, the following future share amounts had been recorded to each non-employee director’s account under the Directors’ Deferred Compensation Plan: Behrman– 9,043 shares; Canaan– 6,852 shares; Delaney– 6,203 shares; Fraser – 2,622 shares; Lorenz– 55,148 shares and Robotti– 53,345 shares.

(3)

Includes dividends accrued under the Directors’ Deferred Compensation Plan. Under the Director’s Deferred Compensation Plan, dividends paid on the Common Stock are recorded to each non-employee director’s account under the plan on the record date of the dividend in the form of unissued shares of Common Stock. The amount recorded is based on the number of future unissued shares in each non-employee director’s account and the closing market price of the Common Stock on each dividend record date. These future share amounts have no voting authority and the non-employee directors have no investment authority with respect thereto.

(4)

Except for Mr. Lorenz, includes $35,000 for each non-employee director as a result of restricted stock awards in December 2018. Mr. Fraser received a $35,000 restricted stock award on March 5, 2019. In accordance with applicable accounting standards, this amount represents the grant date fair value of the award on the award date.

(5)	Retired from the Board in March 2019.

Share Ownership Guidelines for Directors

The Bylaws of the Company require non-employee directors to own shares of Common Stock in order to be a Board member. To align the interests of the directors with the Company’s stockholders, the Board has adopted a “Company Share Ownership” policy in the Corporate Governance Guidelines. The policy indicates that each director is expected to own that number of shares at the end of their fifth year of Board service equal to, on a cost basis, the aggregate amount of their first three years’ directors annual retainers and the meeting fees for the five regularly scheduled Board meetings held each year, plus the number of shares of restricted stock granted to such director under the Restricted Stock Plan which are granted and vested during such three-year period. Future unissued shares that have been credited to the directors’ accounts under the Directors’ Deferred Compensation Plan may be used to satisfy this share ownership requirement.

Related Person Transactions

We review all transactions and relationships in which the Company and any of our directors, nominees for director, executive officers or any of their immediate family members may be participants to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the directors and executive officers about related person transactions, and for determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. Transactions that are determined to be directly or indirectly material to a related person are disclosed in our proxy statement as required by SEC rules.

Pursuant to the Company’s processes, all directors and executive officers annually complete, sign and submit questionnaires that are designed to identify actual and potential conflicts of interest, related persons and any related person transactions. Additionally, we make appropriate inquiries as to the nature and extent of business that the Company may conduct with other companies for whom any of our directors or executive officers also serve as directors or executive officers. Under the Company’s Code of Ethics & Business Practices, if an actual or potential conflict of interest affects an executive officer or a director, he or she is required to immediately disclose all the relevant facts and circumstances to the Company’s President or the Corporate Governance and Nominating

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Committee, as appropriate. If the Corporate Governance and Nominating Committee determines that there is a conflict, it will refer the matter to the Board, which will review the matter to make a final determination as to whether a conflict exists, and, if so, how the conflict should be resolved. In addition, the Audit Committee reviews all reports and disclosures of actual and potential related person transactions.

None of the current non-employee directors have ever been an officer or employee of the Company. On August 26, 2019, Chad L. Stephens III was named Interim Chief Executive Officer of the Company. At such time, the Board determined Mr. Stephens was no longer independent based on his service as our Interim Chief Executive Officer. Mr. Stephens is the only director who is also an officer or employee of the Company, and he does not currently serve on any Board committee.

Except as detailed below, none of the organizations where the Company’s directors, nominees for election to the Board and officers hold or have held positions are parents, subsidiaries or affiliates of the Company, or conduct business with the Company. The Company for many years, in the ordinary course of its business, has participated on industry terms through its mineral acreage ownership in the drilling and completion of oil and gas wells in which Range Resources Corporation served as the operator. Current director and interim Chief Executive Officer, Chad L. Stephens III, previously served as Senior Vice President – Corporate Development of Range Resources Corporation and retired from such position in December 2018.

Except for the foregoing, as of September 30, 2019, we are not aware of any related party transactions that require disclosure herein.

Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth under “Board Committees” above. All Compensation Committee members are independent under the enhanced independence standards of the NYSE for compensation committee members of NYSE listed companies.

None of the members of our Compensation Committee is or has been an officer or employee of Panhandle. In addition, during the last fiscal year, none of our executive officers served as a member of the board or the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board) of any entity in which a member of the Panhandle Board or Compensation Committee is an executive officer.

Codes of Ethics

The Board has adopted a Code of Ethics & Business Practices applicable to all directors, officers and employees of the Company. Each director, officer and employee annually submits a signed statement that he or she is in compliance with the Company’s Code of Ethics & Business Practices. In addition, the Board has adopted a Code of Ethics for Senior Financial Officers. The Company’s Chief Executive Officer and Chief Financial Officer are held to the standards outlined in the Code of Ethics for Senior Financial Officers and are required to annually acknowledge compliance with this code. Copies of both the Code of Ethics & Business Practices and Code of Ethics for Senior Financial Officers are available at the Company’s website: www.panhandleoilandgas.com.

Communications with the Board of Directors

The Company provides a process for stockholders and other interested parties to send communications to its Board. Stockholders or other interested parties who wish to contact the Lead Independent Director, the non-employee directors as a group, or any of the Company’s individual Board members may do so by writing: Board of Directors, Panhandle Oil and Gas Inc., Attention: Mark Behrman, 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688. Correspondence directed to any individual Board member is referred, unopened, to that member. Correspondence not directed to a particular Board member is referred, unopened, to the Lead Independent Director.

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Proposal No. 2

Approval of Amendment to The Panhandle Oil and Gas Inc.

2010 Restricted Stock Plan

On January 7, 2020, the Board adopted, subject to stockholder approval, an amendment to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan (the “Restricted Stock Plan”) to increase the number of shares of Common Stock authorized for issuance under the Restricted Stock Plan. The Company is asking its stockholders to approve an amendment to increase the number of shares of common stock reserved for issuance under the Restricted Stock Plan from 500,000 shares to 750,000 shares.

The Restricted Stock Plan was initially approved by the Company’s stockholders at the Company’s 2010 annual stockholders meeting and covered 100,000 shares reserved for grant to officers of the Company. The Restricted Stock Plan was amended at the Company’s 2014 annual stockholders meeting to increase the number of shares authorized for issuance to 250,000 shares. On October 8, 2014, the Company split its Common Stock on a 2-for-1 basis in the form of a stock dividend. The number of shares authorized for issuance was adjusted to 500,000 shares as the result of the stock split.

Of the 500,000 shares authorized for issuance under the Restricted Stock Plan,        shares remained available for future issuance under the Restricted Stock Plan as of January 13, 2020. An aggregate of          shares of Common Stock have been awarded under the Restricted Stock Plan as of January 13, 2020.

The Company utilizes restricted stock grants that vest over several years as an essential long-term component to the Company’s total compensation package for its officers. Additionally, restricted stock is used as a component of director compensation to enable the Company to retain and attract qualified directors and further align the directors’ interests with those of the Company’s stockholders.

The Restricted Stock Plan is designed to provide the Company with flexibility for future grants of restricted stock, including to provide competitive compensation to our officers and directors, to attract, retain and motivate officers and directors of the Company, and to align the interests of our officers and directors with those of the Company’s stockholders.

If approved, the Amended Restricted Stock Plan (as defined below) would authorize an additional 250,000 shares for issuance under the plan.

Shares Available Under the Restricted Stock Plan

Additional shares are needed under the Restricted Stock Plan to continue to make grants to our officers and directors. We are submitting for approval by our stockholders the amendment of the Restricted Stock Plan to increase the number of shares authorized for issuance by 250,000 shares to 750,000 shares.

If the Amended Restricted Stock Plan is approved by our stockholders and based on our current equity award practices, the Board believes that the additional authorized shares under the Amended Restricted Stock Plan are likely to be sufficient to provide us with an opportunity to grant equity for approximately    additional years. This is only an estimate and circumstances, such as stock price and the allocation of equity and cash awards, could cause the share reserve to be used more quickly or more slowly.

In determining the number of shares authorized under the Amended Restricted Stock Plan, the Compensation Committee and the Board considered the “burn rate” and “overhang” associated with the Restricted Stock Plan.

Burn Rate

The “burn rate” provides a measure of the Company’s annual equity-based grants relative to the number of shares of Common Stock outstanding. As of the end of fiscal 2019, the Company’s three-year average burn rate was as follows:

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Fiscal Year	Restricted Stock Grants	Weighted Average Shares Outstanding	Burn Rate
2019
2018
2017
Three-year average:

Overhang

“Overhang” represents potential stockholder dilution as a function of outstanding grants under the Restricted Stock Plan and shares available for future grant. Overhang is equal to the sum of all outstanding awards plus shares available for grant, divided by shares of Common Stock outstanding. The table below shows the number of shares issuable pursuant to outstanding and future equity grants under the Restricted Stock Plan as of September 30, 2019:

Total number of shares of Common Stock subject to outstanding restricted stock awards
Total number of shares of Common Stock available for issuance under the Restricted Stock Plan
Total number of shares of Common Stock outstanding as of September 30, 2019

Based on the number of shares issuable pursuant to outstanding and future equity grants under the Restricted Stock Plan and the Company’s total number of shares outstanding as of September 30, 2019, the overhang as of September 30, 2019, was approximately     %. If this proposal is approved, the additional        shares available for issuance would increase the overhang to approximately       %.

Impact on Dilution

The Restricted Stock Plan currently authorizes the issuance of up to 500,000 shares. As noted above, the Amended Restricted Stock Plan will authorize an additional 250,000 shares. If the Amended Restricted Stock Plan is approved by our stockholders, it will authorize the issuance of 750,000 shares of which        shares will be available for grant. The Board believes that the potential dilution resulting from these additional shares is reasonable and that the issuance of these additional shares will provide an appropriate incentive for the Company’s officers and directors to increase the value of the Company for stockholders.

Description of the Amended Restricted Stock Plan

The following is a description of the principal features of the Amended Restricted Stock Plan. This description does not purport to be a complete description of all of the provisions of the Amended Restricted Stock Plan and is qualified in its entirety by reference to the full text of the Amended Restricted Stock Plan, which is set forth in Appendix A to this Proxy Statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the Amended Restricted Stock Plan.

Key Features of the Amended Restricted Stock Plan

Key Features of the Amended Restricted Stock Plan include the following:

•	Limited to awards of restricted stock
•	Independent committee administration by the Compensation Committee
•	No evergreen provision
•

Awards are non-transferrable, except that certain awards may be transferred pursuant to a qualified domestic relations order or by will or the laws of descent and distribution or as otherwise provided by the Compensation Committee

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Summary of Amended Restricted Stock Plan

General. The number of shares of common stock covered by the Restricted Stock Plan is 500,000 shares. Subject to stockholder approval of the requested increase in authorized shares, an additional 250,000 shares will be authorized for issuance under the Amended Restricted Stock Plan for issuance as restricted stock awards. Officers and directors of the Company are eligible for awards of restricted stock under the Amended Restricted Stock Plan. The Compensation Committee is given the authority to determine the award and vesting terms for all awards to directors and officers.

Awards. The Amended Restricted Stock Plan permits awards of restricted stock to Company officers and directors for use by the Compensation Committee for retention and long-term incentive compensation of the Company’s officers and directors. The Company sells shares of restricted stock to its officers and directors at a significant discount to the fair market value of the shares, generally at the par value of the shares. The vesting terms of restricted stock under the Amended Restricted Stock Plan will be determined by the Compensation Committee when it awards the shares of restricted stock. Under various vesting requirements, the restricted stock awards may wholly, partially or never vest. The Company will repurchase the restricted stock at the original purchase price if vesting does not occur.

Officers participate in the Amended Restricted Stock Plan based on each officer’s (i) ability to make a significant contribution to the Company’s financial and operating results, (ii) level of responsibility and (iii) performance. No officer is entitled to participate automatically based on title, position or salary level. The Amended Restricted Stock Plan is designed to help retain key officers and participation in the Restricted Stock Plan is highly selective.

Each participant in the Amended Restricted Stock Plan enters into a stock restriction agreement with the Company setting forth the terms, conditions and restrictions of the restricted stock award. The restricted stock is issued by the Company in the name of the participant and deposited with the Company, or an escrow agent determined by the Compensation Committee, until the restrictions lapse or until vesting is no longer possible under the stock restriction agreement.

During the restriction period, subject to the terms and conditions of the stock restriction agreement, a participant holding restricted stock has the right to receive dividends on the shares, vote the shares and enjoy other stockholder rights related to the restricted stock. On expiration of the restriction period, subject to the terms of the Restricted Stock Plan, the stock restriction agreement and the vesting requirements, the participant will be entitled to receive shares of Common Stock no longer subject to restriction.

Effective Date and Term. The Restricted Stock Plan initially became effective in March 2010, when approved by the Company’s stockholders. No restricted stock can be awarded after the day before the tenth anniversary of the date of stockholder approval, but the vesting periods for restricted stock previously sold may extend beyond that date. The tenth anniversary will be measured from the date of approval by the stockholders of the amendments to the Restricted Stock Plan on March 5, 2014.

Eligibility. Any current officer or director of the Company, or any future subsidiary entities in which the Company has a controlling interest, as determined by the Compensation Committee, are eligible to be granted an award of restricted stock.

Administration. The Restricted Stock Plan is administered by the Compensation Committee, which has authority to grant awards of restricted stock and determine the recipients and the terms of awards. The Compensation Committee has full authority to construe and interpret the terms of the Restricted Stock Plan and to determine all facts necessary for its administration.

Stock Subject to the Restricted Stock Plan. Subject to adjustments allowed under the Restricted Stock Plan, awards of restricted stock may be made up to 500,000 shares of Common Stock. If approved by our stockholders, the number of shares authorized under the Amended Restricted Stock Plan will be increased to 750,000 shares. If any award of restricted stock expires or is terminated, forfeited or canceled without being fully vested, the unused shares covered by such award will be repurchased by the Company and will again be available for awards under the Restricted Stock Plan.

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Restricted Stock. Pursuant to the Restricted Stock Plan, the Compensation Committee may grant awards of restricted stock on the terms and conditions set forth by the Compensation Committee in the applicable stock restriction agreement, including the conditions for vesting, the vesting periods, the issue price and the acceleration of vesting in certain events.

Adjustments Due to Changes in Capitalization or Control. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of shares of Common Stock other than an ordinary cash dividend, (i) the number of shares of Common Stock available under the Restricted Stock Plan, (ii) the number of shares of Common Stock subject to and the repurchase price per share subject to each outstanding restricted stock award and (iii) the terms of each other outstanding award shall be equitably adjusted by the Company in the manner determined by the Compensation Committee.

Change in Control. On the occurrence of a change in control of the Company as defined in the Restricted Stock Plan, except to the extent provided to the contrary in the stock restriction agreement between a participant and the Company, all restrictions, vesting requirements and other conditions on all restricted stock awards then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable.

Transferability of Awards. Unless otherwise provided by the Compensation Committee, restricted stock will be nontransferable, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Voting and Dividends. Holders of shares of restricted stock may vote and receive dividends paid on their shares.

Termination of Employment. The Compensation Committee, in conjunction with the terms of the stock restriction agreement between a participant and the Company, will determine the effect on restricted stock due to the disability, death, retirement, termination or other cessation or change in the employment of a participant.

Tax Withholding. A participant in the Restricted Stock Plan must satisfy all applicable federal, state and local or other income and employment tax withholding obligations of the Company before it will authorize the restricted stock to be released by the Company or from escrow. The Compensation Committee requires, pursuant to mutually agreed to amendments of existing agreements, and intends to continue to require a participant to satisfy all of these withholding obligations by transferring shares of restricted stock to the Company.

Amendment of Awards. The Compensation Committee may amend, suspend or terminate, in whole or in part, the Restricted Stock Plan at any time; provided that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under applicable laws and rules, the Compensation Committee may not effect such modification or amendment without stockholder approval. Unless otherwise specified in the amendment, any amendment to the Restricted Stock Plan shall apply to, and be binding on, the holders of restricted stock under the Restricted Stock Plan at the time the amendment is adopted, provided, the Compensation Committee determines that such amendment does not materially and adversely affect the rights of participants.

To approve the foregoing proposal, a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting must vote “FOR” approval of Proposal No. 2.

BOARD RECOMMENDATION ON PROPOSAL

The Board of Directors Recommends a Vote “FOR” the Approval of Amendment to The Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan.

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Proposal No. 3

Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, which is described in the Executive Compensation and Compensation Discussion and Analysis (CD&A) sections of this proxy statement (commonly referred to as “Say-On-Pay” vote). Our executive compensation program is designed to reward the Company’s leadership team for operating and financial results for the year and for adding to and building per share value for our stockholders, measured on both annual and long-term horizons. For fiscal 2019, our executive compensation program was generally unchanged from fiscal 2018.

We encourage our stockholders to review the discussion on executive compensation contained in this proxy statement, including the CD&A and the Executive Compensation sections of this proxy statement. The Company’s consistent value creation over time is attributable to a rigorously applied management process implemented over the years by successive teams of talented and committed executives. The Company’s executive compensation underpins and reinforces this process and the performance it generates. We believe our compensation program strikes the appropriate balance between utilizing fair and responsible pay practices and effectively incentivizing our executive officers to dedicate themselves to value creation for our stockholders.

The Board strongly endorses the Company’s executive compensation program and recommends that the Company’s stockholders vote to approve of the following resolution:

RESOLVED, that the stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders under “Compensation Discussion and Analysis” and “Executive Compensation” and the other related tabular and narrative disclosures contained in this proxy statement.

Because the Say-On-Pay vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this Proposal.

To approve the foregoing proposal, a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting must vote “FOR” approval of Proposal No. 3.

BOARD RECOMMENDATION ON PROPOSAL

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of the Company’s Named Executive Officers, as described in the CD&A and Executive Compensation sections of this proxy statement.

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Executive Officers

The current executive officers of the Company are listed below. All officers hold office at the discretion of the Board and may be removed from office, with or without cause, at any time by the Board. Except as noted below, each executive officer has been elected by the Board to serve until the next annual meeting of the Board or until their earlier resignation or removal.

		Positions and Offices	Officer
Name	Age	Presently Held With the Company	Since
Chad L. Stephens III (1)	64	Interim Chief Executive Officer, effective August 26, 2019	2019
Raphael D'Amico	44	Vice President - Business Development and Investor Relations, effective January 2, 2019	2019
Freda R. Webb	63	Vice President, Operations, effective January 1, 2017	2017
Robb P. Winfield	45	Vice President, Chief Financial Officer, Controller and Corporate Secretary, effective March 5, 2019	2009
(1)	Biographical information for Mr. Stephens is set forth above in “Election of Directors – Nominees for Election to the Board of Directors for Three-Year Terms Ending at the Annual Meeting in 2023.”

Raphael D’Amico serves as the Company’s Vice President, Business Development and Investor Relations, a position he has held since joining the Company on January 2, 2019. Mr. D’Amico previously served as Managing Director at Seaport Global Securities. Prior to his employment with Seaport Global Securities, Mr. D’Amico held positions at Stifel Nicolaus, Jefferies, Friedman Billings Ramsey and Salomon Smith Barney. Mr. D’Amico holds a bachelor’s degree in finance from the University of Maryland and an MBA from The George Washington University.

Freda R. Webb serves as the Company’s Vice President, Operations, a position she has held since January 1, 2017. Prior to this time, Ms. Webb worked as a reservoir engineering consultant for Panhandle from 2011 to 2015 and, in 2015, she was appointed Reservoir Engineering Manager. Prior to her employment with Panhandle, Ms. Webb held various reservoir engineering, acquisition, corporate planning and management positions for Cities Services, Occidental Petroleum and Southwestern Energy. Ms. Webb has more than 35 years of oil and gas industry experience, and she is a graduate of the University of Oklahoma with a Bachelor of Science degree in Mechanical Engineering and the University of Southern California with a Master of Science degree in Petroleum Engineering. She is a licensed professional engineer in the State of Oklahoma.

Robb P. Winfield serves as the Company’s Vice President, Chief Financial Officer, Controller and Corporate Secretary, a position he has held since March 5, 2019. Mr. Winfield has served as Panhandle’s Controller since February 2008 and, from March 2009 through December 2016, also held the position of Chief Accounting Officer. He was named Vice President, Chief Financial Officer and Controller on January 1, 2017. Prior to his employment with Panhandle, Mr. Winfield held the positions of Revenue Coordinator and Supervisor at Chesapeake Energy Corporation from 2004 to 2008 and, from 1999 through 2004, Mr. Winfield served as an auditor for Ernst & Young LLP. Mr. Winfield has a Bachelor of Business Administration degree with a major in Accounting from the University of Oklahoma.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes Panhandle’s compensation objectives and philosophy, the material elements of its executive compensation program for its named executive officers, recent compensation decisions and the factors the Compensation Committee considered in making such decisions.

This CD&A focuses on compensation earned during fiscal 2019 by our Chief Executive Officer, Interim Chief Executive Officer, Chief Financial Officer and the other executive officers listed as named executive officers (“NEOs”) in our Summary Compensation Table. The NEOs who served in fiscal 2019 were as follows:

NEO	Position
Chad L. Stephens III (1)	Interim Chief Executive Officer
Robb P. Winfield	Vice President, Chief Financial Officer, Controller and Corporate Secretary
Freda R. Webb	Vice President, Operations
Raphael D'Amico	Vice President - Business Development and Investor Relations
Paul F. Blanchard, Jr. (2)	Former President and Chief Executive Officer
Lonnie J. Lowry (3)	Former Vice President, Administration/Corporate Secretary
(1)	Mr. Stephens was appointed Interim Chief Executive Officer in August 2019.
(2)	Mr. Blanchard served as our former President and Chief Executive Officer from January 1, 2017, until his resignation effective August 26, 2019.
(3)	Mr. Lowry served as our former Vice President, Administration/Corporate Secretary from January 1, 2017, until his retirement in March 2019.

Executive Compensation Overview

Our executive compensation program includes a mix of compensation components in furtherance of our pay-for-performance philosophy, while also providing a competitive level of overall compensation to our executive officers. The program is designed to reward the Company’s leadership team for operating and financial results for the year and for adding to and building per share value for our stockholders, measured on both short-term and long-term horizons.

Panhandle’s executive compensation program was modified in 2019 to more heavily weight the Company’s short-term annual awards with metrics tied to financial performance and production growth. For the year 2020, Panhandle’s executive compensation program has been further modified to align with the transition to a business strategy of increasing operating cash flow from royalty production growth as opposed to production growth from well participation. Accordingly, the annual bonus metrics were changed to more heavily weight financial performance and royalty production growth. The Company’s compensation philosophy is 1) to be shareholder aligned by heavily weighting equity performance based compensation tied to goals that builds long term value for shareholders; 2) to be competitive with the market allowing the Company to attract and retain talent; 3) to motive and reward for individual performance and 4) to be transparent utilizing measurable metrics and clearly articulated objectives. Furthermore, the Company believes in policies that promote stock ownership among the Company’s executives and Directors.

Summary of Current Compensation Program

The Company’s current executive compensation structure is comprised of a mix of compensation elements intended to support the Company’s operating, financial and strategic goals and objectives in both the short-term and long-term. Each component of our compensation program is summarized below:

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Component	Form of Payout	Objectives	How Values are Determined
Base Salary	Cash	•Compensate our executive officers for their experience and expertise •Compete for talent with comparable companies in the oil and gas industry

Base salaries are evaluated and determined annually based on Company and individual results, overall responsibilities of each officer, expertise required in execution of the position and comparable peer company ranges.

Annual Bonuses	Cash

•Motivate our executive officers to achieve the Company’s short-term business goals and objectives

•Reward achievement of the Company’s operational performance metrics aligned with long term business objectives

•Reward our officers for individual performance the demonstrates the application of targeted competencies

Cash bonus payments are a variable component of the Company’s compensation that is at-risk. The performance metrics associated with cash bonus payments are aligned with the Company’s annual performance goals and objectives.

The Compensation Committee annually evaluates and determines the annual operational performance metrics that align with long-term value creation. Subjective job responsibility performance goals of each officer are reviewed to ensure achievement of targeted competencies are rewarded.

Overall bonus levels are based on a comparable peer group.

Long Term Incentive (LTI) Awards	Restricted Stock Awards

•Motivate achievement of long-term goals of the Company

•Retain and attract key officers who perform over the longer time period

•Encourage our executive officers to create long-term value for the Company’s stockholders

•Promote pay-for-performance by aligning our executive officers with stockholders through meaningful ownership interests in the Company

LTI restricted equity-based compensation includes performance shares based on the market price performance of the Company’s Common Stock and return on invested capital.

LTI performance metrics are evaluated annually to determine alignment with business strategy and stockholder value creation.

LTI ultimate realization is based on employment longevity (25%) and performance metrics (75%) over the vesting period of the restricted stock grants.

Targeted LTI awards are based on a comparable peer group.

Compensation Philosophy and Objectives

The Compensation Committee strives to maintain a compensation program that will attract, retain and motivate key executive officers by providing incentives to reward them for performance efforts that support Panhandle’s short-term and long-term strategic objectives and is competitive with industry practice. The key objectives of the Company’s compensation program are to:

•

Align the interests of our executives with those of our stockholders – In fiscal 2019, the Company used restricted stock awards and contributions of Company stock to the ESOP Plan to align the financial interests of our executives with those of our stockholders and to provide a longer-term incentive form of compensation.

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•

Attract, retain and incentivize key executives, who are necessary to continue execution of the Company’s business strategies principally involving growth in value by active management of our extensive mineral acreage position – Reward officers who contribute to the Company’s success and motivate the officers to develop and execute short,- medium- and long-term business strategies as well as meet annual goals approved by the Board.

•

Provide transparency regarding our compensation program for the benefit of executives and stockholders – Use measurable metrics such as the financial and operating performance of the Company and the market price performance of the Company’s Common Stock as key factors in determining compensation.

•

Motivate and reward individual performance that contributes meaningfully to Company performance – Evaluation of the individual performance of each executive officer affects most aspects of the executive’s compensation. Market data, individual performance and level of responsibility are considered in determining an executive’s annual salary and are important factors in deciding discretionary cash bonuses.

•

Build long-term share ownership – Align the structure of management compensation to Company performance and the enhancement of stockholder value by awarding equity in the Company, under the Restricted Stock Plan. The restricted stock awards made in December 2017, 2018 and 2019 contain vesting provisions relating to continuous length of service to the Company and market price performance of the Company’s Common Stock.

Role of Compensation Committee and Board

The Compensation Committee is responsible for establishing, implementing and monitoring all facets of the compensation of the Company’s executive officers. In particular, the Compensation Committee’s role is to recommend to the Board for final approval, the compensation, benefit plans and policies, and, in addition, to review, approve and recommend to the Board annually all compensation decisions relating to the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee reviews the executive compensation program and recommends compensation levels, performance metrics, executive bonus distributions and restricted stock awards.

In fiscal 2019, the Compensation Committee and the Board, after receiving input from its compensation consultant, Longnecker & Associates, made all compensation decisions for the executive officers. The Compensation Committee and the Board reviewed the performance of Mr. Blanchard, our former Chief Executive Officer, and Mr. Stephens, our Interim Chief Executive Officer and set their compensation. Mr. Blanchard and Mr. Stephens were not present during these discussions. Prior to his resignation, Mr. Blanchard made compensation recommendations to the Compensation Committee with respect to Messrs. D’Amico, Lowry and Winfield and Ms. Webb. Such other NEOs were not present during these discussions. The Board made the final decisions and approved the compensation of our executive officers.

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Role of the Compensation Consultant

In an effort to align our executives’ compensation competitively with the market, the Compensation Committee engaged an outside, independent compensation consultant, Longnecker & Associates, Houston, Texas (“Longnecker”), to review levels and incentive components of the NEO’s compensation for fiscal 2019. The primary role of Longnecker is to help identify the Company’s peer companies and to provide the Compensation Committee with market data, information and guidance regarding compensation trends in the industry, base salaries, the design of the Company’s incentive programs and executive and director compensation levels.

The Compensation Committee has sole authority to retain and terminate independent compensation consultants and to determine the terms of their retention. Longnecker takes direction from the Compensation Committee, as appropriate, reports directly to the Compensation Committee and does not provide any other services to Panhandle. Management does not direct or oversee the retention or activities of Longnecker with respect to the Company’s executive compensation program.

Role of Stockholder Say-On-Pay Vote

The Company has historically received very strong support for its executive compensation practices. In 2019, 96% of the shares cast were voted in support of the program. In consideration of these results, the Compensation Committee has acknowledged the support received from our stockholders and views these results as an affirmation of our existing executive compensation policies and continued efforts to enhance our pay-for-performance practices. The Say-On-Pay vote serves as an additional tool to guide the Board and the Compensation Committee in ensuring alignment of our executive compensation program with the interests of our stockholders. The Compensation Committee will carefully consider the outcome of the Say-On-Pay vote when considering future executive compensation arrangements. We currently intend to hold this vote annually.

2019 Executive Summary – Business Overview

During fiscal 2019, the Company made the decision to focus on perpetual oil and natural gas mineral ownership and growth through mineral acquisitions and the development of its significant mineral acreage inventory in its core areas of focus. In accordance with this strategy, the Company plans to cease taking any working interest positions on its mineral and leasehold acreage going forward. The Company believes that its strategy to focus on mineral ownership is the best path to giving our stockholders the greatest risk-weighted returns on their investments going forward.

The financial and operating results outlined below provide additional perspective on Panhandle’s fiscal 2019 performance:

•	Generated lease bonus income of $1.5 million in fiscal 2019, which is included in cash flow from operations;
•	Adjusted pre-tax net income of $16.7 million, $1.00 per share, compared to adjusted pre-tax net income of $5.8 million, $0.34 per share, for fiscal 2018;
•	Adjusted EBITDA of $36.9 million, as compared to $26.0 million in fiscal 2018, including a $19.0 million gain on asset sales in fiscal 2019 for the strategic sale of assets;
•	Decreased debt $15.6 million during fiscal 2019;
•	Continued to maintain a strong balance sheet.

Role of Peer Companies

The Compensation Committee reviews the Company’s executive compensation practices and policies of “peer companies” as identified below to evaluate how Panhandle’s executive compensation program compares with other companies in the oil and gas industry. The Compensation Committee, with the assistance of Longnecker,

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selected the following group of “peer companies” for comparison purposes in determining compensation for fiscal 2019.

Abraxas Petroleum Corporation	Kimbell Royalty Partners, LP
Approach Resources, Inc.	Lilis Energy, Inc.
Contango Oil & Gas Company	Lonestar Resources US Inc.
Dorchester Minerals, L.P.	PrimeEnergy Corporation
Earthstone Energy, Inc.	Ring Energy, Inc.
Evolution Petroleum Corporation	Rosehill Resources Inc.

Since the Company is not the same size and does not have the same complexity of drilling and field operations as most of the peer companies, the Compensation Committee uses the peer group comparison as a tool while considering many other factors and not to establish compensation benchmarks. Panhandle does not benchmark executive compensation to a percentile within the group of “peer companies.” The peer company information is used as a reference to evaluate Panhandle’s compensation program and to ensure it meets the Company’s compensation objectives.

Elements of 2019 Compensation Program

The principal elements of the executive compensation program are (i) an annual base salary, (ii) an annual cash bonus, (iii) restricted stock awards and (iv) contributions to the ESOP Plan. Awards of restricted stock pursuant to the Restricted Stock Plan are an integral part of the Company’s compensation program as a retention and long-term incentive form of compensation.

Base Salaries

The base salaries of our executive officers are reviewed annually by the Compensation Committee and future salary adjustments, if any, are recommended to the Board for final approval. The Compensation Committee and the Board consider various factors, including:

•	overall responsibilities of the executive officers;
•	scope, level of experience and expertise required to successfully execute the executive officer’s position with the Company;
•	demonstrated individual performance of the executive officer; and
•	recommendation of the Chief Executive Officer with respect to other executive officers.

Additionally, base salaries for executive officers are reviewed and compared to similar positions in the Company’s industry. The “peer companies” selected for such comparison are discussed in “Role of Peer Companies” above.

In December of each year, base salaries of the Company’s executive officers are set for the next calendar year. Base salaries are based on the individual’s responsibilities and experience, taking into account, among other factors, the individual’s initiative, contribution to the Company’s overall performance, handling of special projects or events during the year and yearly financial and operating results of the Company.

Salaries for the named executive officers in fiscal 2019 are set forth in the “Executive Compensation - Summary Compensation Table” below and were reviewed by the Compensation Committee and approved by the Board based on the considerations described above. Based on the above factors and considerations, the Board established the calendar 2020 base salaries for the executive officers as: Raphael D’Amico - $220,000; Freda R. Webb - $225,000; and Robb P. Winfield - $206,000. Mr. Stephens’ compensation as Interim CEO was set by the Compensation Committee at $50,000 per month for base salary and annual cash bonus.

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Annual Cash Bonuses

Annual cash bonuses are largely determined by the preceding fiscal year’s (year-end September 30) operational and financial performance. Annual cash bonuses for executive officers are based on the individual’s responsibilities and experience, taking into account, among other factors, the individual’s initiative including the handling of special projects, contribution to the Company’s overall performance and the Company’s annual financial and operating results.

Annual cash bonuses are determined by the weighting of objective performance metrics and subjective performance goals applicable to each executive officer. During the annual goal-setting process, the Compensation Committee and the Board approve Company objective performance metrics and subjective performance goals that focus on the manner in which the Company’s business is managed.

Objective Performance Metrics

For fiscal years 2019 and 2018, the Compensation Committee and the Board approved the use of the following categories of objective performance metrics in determining annual cash bonus amounts:

•	Earnings per share;
•	Reserve replacement percentage;
•	Mmcfe production;
•	All-In finding cost per Mcfe;
•	Capital deployed finding cost per Mcfe; and
•	Total General and Administrative (G&A) expense.

For fiscal years 2019 and 2018, the Compensation Committee approved a range of performance at threshold (minimum), target and maximum levels for the performance metrics (as set forth in the tables below):

	Fiscal 2019
Metric Category	Threshold(1)	Target(1)	Maximum(1)	Weighting
Adjusted earnings per share (2)	$0.75	$1.00	$1.50	20%
Adjusted return on capital employed (3)	12%	16%	24%	30%
Current year capital deployed finding cost per Mcfe (4)	$1.00	$0.75	$0.50	20%
Increase in production growth per debt adj share(5)	3%	8%	15%	10%
Discretionary	n/a	n/a	n/a	20%
(1)

In any metric category, if the Threshold is achieved, 25% of weighting is earned. If the Target is achieved, 100% of weighting is earned. If the Maximum is achieved, 150% of weighting is earned. Achievement between Threshold and Target results in earning between 25% and 100% of weighing. Achievement between Target and Maximum results in earning between 100% and 150% of weighing. If the Minimum is not achieved in a metric category, no credit is earned.

(2)	Earnings per share is adjusted to eliminate the after-tax impact of unrealized derivative contracts.
(3)

Trailing 5 yr. adjusted average ROCE - Earnings before interest and income tax, excluding mark-to-market on derivative contracts, divided by shareholders equity plus long-term debt (long-term debt excludes deferred income taxes and asset retirement obligations), averaged for the trailing five years. The average capital employed is the simple average of the beginning of year and end of year balances.

(4)

Based on Proved Developed Extensions, Discoveries and Conversions (excludes acquisitions and divestitures of reserves) and SEC pricing. Costs to include all exploration and development costs incurred (excludes property acquisition costs). PD Extensions, Discoveries and Conversions converted to Mcfe by converting oil and NGL reserves based on relative value to gas using average monthly price compared to average monthly price of gas, consistent with SEC reserve pricing. Relative Value Proved Developed Extensions, Discoveries and Conversions (without PDs acquired or sold) divided into costs.

(5)

Production is converted to Mcfe using current year relative value to convert oil and NGL. Relative values are based on average monthly price of oil and NGL compared to average monthly price of gas, consistent with SEC reserve pricing. The resulting prior year production is divided by debt adjusted fully diluted shares (“Debt Adjusted Shares”) to arrive at Mcfe production per Debt Adjusted Share. Debt Adjusted Shares equal fully diluted shares for the prior year plus the result of average debt outstanding in the prior year (a simple average of month-end long-term debt balances) divided by average share price in the prior year (a simple average of month-end closing price of PHX stock). Production from properties acquired in current year and sold in current year is included in current year production. Relatives values and Mcfe production per Debt Adjusted Share is computed consistent with the prior year calculation using current year average debt balances and current year average PHX stock price.

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	Fiscal 2018
Metric Category	Threshold(1)	Target(1)	Weighting
Earnings per share (2)	$0.00	$0.20	13%
Reserve replacement percentage	100%	150%	10%
Mmcfe production	10%	15%	6%
All-In Finding cost per Mcfe (3)	$1.10	$0.75	28%
Capital Deployed Finding cost per Mcfe (4)	$1.10	$0.75	28%
Total G&A expense	$7.4 mil	$7.1 mil	15%
(1)

If the Target is achieved in any metric category, 100% credit is earned. If the Threshold is achieved for any of these metric categories, 25% credit is earned. For operational results between the Target and the Threshold, the remaining 75% credit is earned based on the proportion achieved between the Threshold and the applicable Target. If the Threshold is not achieved in a metric category, no credit is earned.

(2)	Earnings per share is net of the tax effected net change during the fiscal year in receivables and payables related to derivative contracts and net of the impact of the Tax Cuts and Jobs Act.
(3)

All-in finding cost per Mcfe is defined by the Compensation Committee as the total of all fiscal year exploration and development costs (excluding any costs for property acquisitions and sales) divided by the change in proved developed reserves (excluding any changes in proved developed reserves related to property acquisitions and sales). Standard SEC pricing is used to calculate these reserves; however, instead of utilizing the SEC standard conversion factor of six Mcf to one barrel of oil or NGL, the conversion factor is based on the ratio of the oil price or NGL price to the natural gas price.

(4)

Current year capital deployed finding cost per Mcfe is defined by the Compensation Committee as the total of all fiscal year exploration and development costs (excluding any costs for property acquisitions and sales) divided by proved developed reserve changes related only to extensions, discoveries and conversions. Standard SEC pricing is used to calculate these reserves; however, instead of utilizing the SEC standard conversion factor of six Mcf to one barrel of oil or NGL, the conversion factor is based on the ratio of the oil price or NGL price to the natural gas price.

In setting the performance metrics for fiscal 2019, the Compensation Committee determined that combining the performance metric categories of increasing Mcfe production, minimizing finding cost per Mcfe, return on capital employed and earnings per share are important measurements necessary for increasing stockholder value and growing our oil and gas business. The target metrics of minimizing finding cost per Mcfe is intended to discourage drilling marginal or unprofitable wells only to achieve increased production and reserves. These metrics were adopted by the Compensation Committee to focus management on participating in wells that are economically viable and generate a reasonable rate of return for the Company. The earnings per share and return on capital employed metrics have the effect of discouraging excessive risk taking. The Compensation Committee does not believe that these performance metrics reward executives for taking risks beyond those risks inherent in the oil and gas business.

The Compensation Committee has the discretion to modify the effect of any of the objective performance metrics if unforeseen or uncontrollable conditions result in any of these metrics not being relevant to the Company’s results for the year.

Subjective Performance Goals

The Compensation Committee and the Board approved subjective performance goals that focus on the manner in which the Company’s business is managed. The subjective performance goals are tailored to fit the job description of each executive officer by weighting each major area of responsibility. Within each major area, a breakdown is made of more detailed areas of responsibility. An evaluation of the Chief Executive Officer is performed annually by the Compensation Committee. The Chief Executive Officer performs the evaluation of each of the other executive officers. In these evaluations, performances are evaluated on each of the detailed areas of responsibility.

Determination of Annual Cash Bonus Awards

The Compensation Committee reviewed the performance of the Company’s named executive officers in meeting their objective performance metrics and subjective performance goals for fiscal 2019.

The Compensation Committee believes that the cash bonus element of compensation for Mr. Blanchard, former President and Chief Executive Officer, should principally reflect his success in achieving the above outlined objective performance metrics. His bonus was targeted at 100% of base salary and the calculation was based on a weighting of 80% for meeting his objective performance metrics and 20% for meeting his subjective performance

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goals. The other named executive officers’ annual bonuses were targeted at 60% of base salaries and were based 20% on meeting subjective performance goals and 80% on meeting Company objective performance metrics.

Cash bonuses are paid in the first fiscal quarter (December) of each fiscal year based on the preceding fiscal year’s metric results. Thus, bonuses awarded in fiscal 2019 (paid in December 2019) were based on the following fiscal 2019 objective performance metric results.

Metric Category	Actual Results	Target
Adj. earnings per share	($2.70)	$1.00
Adjusted return on capital employed	-30%	16%
Curr year capital finding cost per Mcfe	$0.43	$0.75
Relative prod growth per debt adj share	-14%	8%
Discretionary	n/a	n/a

The maximum targeted annual cash bonus that could have been paid in December 2019 to Mr. Blanchard, our former Chief Executive Officer (based on fiscal 2019 results) was 100% of his $326,500 base salary. See “Executive Compensation – Summary Compensation Table”, footnote (4), for the dollar amount of cash bonuses for fiscal years 2019, 2018 and 2017.

Cash bonus payments for fiscal 2019 were made to all named executive officers during the first fiscal quarter of 2020 (December 2019). The cash bonus payments made to our named executive officers are set forth below in the “Summary Compensation Table” under “Executive Compensation.”

Long-Term Equity-Based Restricted Stock Compensation

Our named executive officers are eligible to receive stock-based awards under the Restricted Stock Plan. The objectives of the Restricted Stock Plan are to attract and retain key employees, align their interests with those of the Company’s stockholders, motivate them to achieve long-term goals and reward individual performance. Because executives’ compensation from stock-based awards is heavily weighted to our stock price performance, the Compensation Committee believes stock-based awards create a strong incentive to improve long-term financial performance and increase stockholder value.

The Compensation Committee and the Board considered the five-year total stockholder return on our Common Stock. The graph below matches Panhandle Oil and Gas Inc.’s cumulative Five-Year total stockholder return on Common Stock with the cumulative total returns of the S&P Smallcap 600 index and the S&P Oil & Gas Exploration & Production index. The graph tracks the performance of a $100 investment in our Common Stock and in each index (with the reinvestment of all dividends) from September 30, 2014, to September 30, 2019.

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	9/14	9/15	9/16	9/17	9/18	9/19

Panhandle Oil & Gas Inc	100.00	54.55	59.74	81.74	63.88	48.97
S&P Smallcap 600	100.00	103.81	122.62	148.43	176.75	160.23
S&P Oil & Gas Exploration & Production	100.00	58.54	69.70	62.60	78.72	54.10

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

The Company enters into stock restriction agreements with its officers and directors when restricted stock awards are granted. These agreements include terms of the restricted stock awards. Vesting provisions contained in the stock restriction agreements are used by the Compensation Committee as a method to tie executive compensation both to continuing service by the executive to the Company and to growth in stockholder value, as measured by the market price of the Company’s shares. Under various circumstances, the restricted stock awards may vest totally, partially or not at all.

A portion (usually 25%) of these restricted stock awards vest if the executive officers remain employees of the Company for the vesting period (known as “non-performance shares”). These time-vested stock awards are forfeited if the officer does not remain continuously employed for the vesting period (typically three years). The other portion (usually 75%) of these restricted stock awards vest based on the market price performance of the Common Stock at the completion of three years of service (known as “performance shares”). The Compensation Committee believes a three-year vesting schedule for restricted stock awards enhances the retention value of these awards and positions the Company competitively from a market perspective.

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Longnecker reviewed the total direct compensation packages of our executives, including our stock-based award program and recommended that the Compensation Committee continue the use of restricted stock awards as the equity component of the compensation of our NEOs. The Compensation Committee relied upon the market data, Company performance and individual performance in the determination of stock-based awards for our executive officers. After considering all of these factors, in fiscal 2019, the Compensation Committee approved the grant of the following restricted stock awards: Paul F. Blanchard, Jr., 7,058 non-performance shares and 21,174 performance shares; Raphael D’Amico, 2,386 non-performance shares and 7,156 performance shares; Freda R. Webb 2,600 non-performance shares and 7,801 performance shares; and Robb P. Winfield, 2,386 non-performance shares and 7,156 performance shares. These restricted stock awards were granted to our NEOs on December 11, 2018, and vest over a 3-year period beginning on the grant date. For additional information regarding the stock-based awards granted to our executive officers under the Restricted Stock Plan, see the table entitled “Outstanding Restricted Stock Awards.”

Vesting of the performance shares of restricted stock awards is based on the market price performance of the Common Stock at the completion of the time vesting period. For performance shares to partially vest, the Common Stock must appreciate at a prescribed minimum rate as set forth in each stock restriction agreement. If not, no performance shares vest. To fully vest, the Common Stock must appreciate at a prescribed rate set forth in each stock restriction agreement. If the appreciation rate is between the prescribed minimum and maximum, the restricted stock will partially vest on a pro rata basis.

Vesting of the time-vested restricted stock awards occurs only if the officer remains continuously employed by the Company for the required vesting period. If an officer does not remain continuously employed with the Company for such period, all such awards are forfeited.

An aggregate of 7,069 shares of restricted stock granted to Messrs. Blanchard, Lowry and Winfield on December 9, 2015, vested on December 9, 2018. Since only a portion of the restricted shares vested that were granted on December 9, 2015, 40,446 unvested shares were repurchased by the Company on December 9, 2018. Upon Mr. Lowry’s retirement on March 31, 2019, 1,057 non-performance shares granted on December 9, 2016, and December 12, 2017, vested and 812 shares were forfeited and repurchased by the Company. Upon Mr. Blanchard’s resignation on August 26, 2019, 3,951 non-performance shares granted on December 9, 2016, December 12, 2017, and December 11, 2018, vested and 61,216 performance and non-performance shares were forfeited and repurchased by the Company.

Clawback Policy

The Company has a clawback policy that applies to equity awards granted to our NEOs. The purpose of the clawback policy is to further align the interests of our executive officers with our stockholders. As of September 30, 2019, under our clawback policy, the Company is entitled to claw back or reduce incentive awards paid to its NEOs for any accounting restatement due to material non-compliance with any financial reporting requirement under federal securities laws when the application of such restated audited financial statements would create an excess of what would have been paid to the executive officer under the Restricted Stock Plan or the Company’s annual cash bonus program during three-year period preceding the restatement. During the three-year period preceding the date of such accounting restatement, the Company may recover from any executive the amount of incentive compensation paid to the executive in excess of what would have been paid under such restated audited financial statements. In December 2019, the Compensation Committee adopted a new clawback policy, and the Company is implementing such policy.

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Other Compensation and Benefits

Qualified Defined Contribution Plan

Panhandle does not have a defined benefit pension plan that provides NEOs a fixed monthly retirement payment. Instead, all salaried employees, including NEOs, are eligible to participate in the Company’s ESOP Plan. The ESOP Plan is a tax-qualified, defined contribution plan and serves as the Company’s only retirement plan for its employees. Contributions are made at the discretion of the Board and, to date, all contributions have been made in shares of Common Stock. Contributions are allocated to all participants in proportion to their compensation for the plan year and 100% vesting occurs after three years of service. Separation prior to three years of service results in forfeiture of all contributions received. All employees, including executive officers, may participate in the 401(k) portion of the ESOP Plan on a voluntary basis. Under the terms of the 401(k) portion of the ESOP Plan, eligible employees may elect to defer a portion of their earnings up to the maximum allowed by regulations of the Internal Revenue Service. The Company makes no matching contributions to the 401(k) portion of the ESOP Plan.

Participation in Employee Benefit Plans

We offer health and welfare benefits to all eligible employees. Our executive officers and management are eligible to participate on the same basis as other employees in all such benefit plans, which include medical, dental, vision, group life, long-term disability and accidental death and dismemberment insurance.

Perquisites

The Company provides no other perquisites or personal benefits to its executive officers.

Risk Considerations Relating to Compensation

Our compensation program is designed to focus on meeting the Company’s objectives and goals while discouraging management from undue risk-taking. When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Our compensation program is comprised of both fixed and variable and incentive-based elements. The fixed component of our compensation program is base salary. A fixed base salary provides reliable, foreseeable income that mitigates the focus of our employees on our immediate financial performance or our stock price, encouraging employees to make decisions in the Company’s best long-term interests. The variable incentive components are designed to be sensitive to our goals and objectives, performance and stock price. In combination, we believe that our compensation structure does not encourage our officers and employees to take unnecessary or excessive risks in performing their duties.

Moreover, with limited exceptions, our Compensation Committee retains discretion to impose additional conditions and adjust compensation pursuant to our clawback policy as well as for quality of performance and adherence to the Company’s values. The restricted stock that the Company has granted to its executive officers has a three-year vesting period beginning on the grant date, which further mitigates risk in the event any executive officer departs or is terminated and his restricted stock has not vested.

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

Change in Control Executive Severance Agreements

Each of our NEOs, other than Chad L. Stephens (currently our Interim CEO), is a party to change in control severance agreements (“Change in Control Agreements”). The Board believes that, in the event of a change-in-control of the Company, the executives’ performance may become hampered by distraction, uncertainty or other activities, which might adversely affect stockholder value. To reduce these potential adverse effects and to encourage fair treatment of its executive officers in connection with any change-in-control event, the Company

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enters into Change-In-Control Agreements with its executive officers to provide for change-in-control protection. For additional information, please see the “Potential Payments Upon Termination or Change in Control” section below.

Other than the Change in Control Agreements, the Company maintains no employment agreements with its executive officers.

Indemnification Agreements

The Company has entered into an indemnification agreement with each of its directors and executive officers. These agreements provide that the Company will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under Oklahoma law and are in addition to any other rights the indemnitee may have under the Company’s Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance the Company’s ability to attract and retain knowledgeable and experienced officers and directors.

Other Compensation Matters

As of September 30, 2019, the Company did not have ownership requirements or a stock retention policy for its executive officers. In December 2019, the Compensation Committee adopted stock ownership requirements for management, and the Company is implementing such requirements. The Company’s Code of Ethics & Business Practices indicates that directors, officers and employees should not engage in speculative transactions involving the Company’s securities, such as exchange-traded options, short-sales or derivative instruments.

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation in excess of $1,000,000 annually paid to any of our executive officers. In previous years, Section 162(m) provided that compensation which qualified as “performance-based” was excluded from the $1 million per covered employee limit if, among other requirements, the compensation was payable only upon attainment of pre-established, objective performance goals under a plan approved by our stockholders. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, made significant revisions to Section 162(m). Effective for taxable years beginning on or after January 1, 2018, it repealed the performance-based exception, revised the definition of covered employees to include any individual who served as the chief executive officer or chief financial officer at any time during the taxable year, and provides that once an individual is considered a covered employee for any taxable year beginning after December 31, 2016, he or she will be considered a covered employee for all future years, including following any termination of employment. As a result, compensation paid to covered employees in excess of $1 million generally will be nondeductible, regardless of whether it is performance-based. The Tax Cuts and Jobs Act includes a transition rule according to which the deduction limitation as described above, will not apply to compensation arrangements in place pursuant to a written binding contract that was in effect on November 2, 2017, if it is not materially modified after that date.

Our compensation levels for fiscal 2019 were below the Section 162(m) level, but for compensation paid to Mr. Blanchard, our former Chief Executive Officer.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis for the year ended September 30, 2019. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2020 Annual Meeting of Stockholders.

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Respectfully submitted,

Compensation Committee
Peter B. Delaney – Chair
Robert E. Robotti
Christopher T. Fraser

Executive Compensation

The table below sets forth information for the three most recently completed fiscal years concerning compensation paid to our named executive officers in those fiscal years for services in all capacities.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Base Salary (1)	Cash Bonus (1)	Stock Awards (2)	All Other Compensation (3)	Total

Paul F. Blanchard, Jr.,	2019	$324,125	$248,112 (4)	$285,368	$738,596 (5)	$1,596,201
Former President and Chief	2018	$316,000	$332,190 (4)	$290,715	$50,215 (5)	$989,120
Executive Officer (14)	2017	$309,000	$307,095 (4)	$270,798	$48,975 (5)	$935,868

Raphael D'Amico,	2019	$149,359	$72,000	$96,454	$1,145 (6)	$318,958
Vice President, Corporate	2018	-	-	-	-	-
Development/IR (15)	2017	-	-	-	-	-

Lonnie J. Lowry,	2019	$95,000	$0	$0	$48,444 (7)	$143,444
Former Vice President, Admin/	2018	$190,000	$69,000	$62,235	$39,668 (7)	$360,903
Corporate Secretary (16)	2017	$190,000	$52,300	$50,574	$36,952 (7)	$329,826

Chad L. Stephens III	2019	$58,065 (8)	$0	$0	$105,007 (9)	$163,072
Interim Chief Executive	2018	-	-	-	-	-
Officer (17)	2017	-	-	-	-	-

Freda R. Webb, Vice	2019	$216,500	$86,655 (10)	$105,131	$45,738 (11)	$454,024
President, Operations (18)	2018	$210,750	$118,393 (10)	$104,153	$43,433 (11)	$476,729
	2017	$202,875	$95,950	$89,536	$38,657 (11)	$427,018

Robb P. Winfield, Vice President,	2019	$195,000	$61,350 (12)	$96,454	$44,174 (13)	$396,978
Chief Financial Officer, Controller	2018	$178,750	$89,000	$76,640	$41,334 (13)	$385,724
and Corporate Secretary (19)	2017	$172,375	$82,600	$58,236	$33,078 (13)	$346,289
(1)

Base salaries are set on a calendar year basis and are reported on a fiscal year basis ending on September 30 of each year. This means that the salary shown above for each fiscal year reported represents three months’ salary of the previous calendar year and the first nine months of the current calendar year through September 30 fiscal year-end. Cash bonuses are paid in December of each year based on the preceding fiscal year’s performance. Bonuses shown for fiscal 2019 were paid in December 2019 and were based on fiscal 2019 financial and operating performance. The same timing of payments and Company performance holds true for fiscal 2018 and fiscal 2017.

(2)

In accordance with applicable accounting standards, these amounts represent the aggregate grant date fair value of the awards on the award date. The ultimate value realized by the executive officers on vesting of the awards may or may not equal the fair market value at award date based on failure to achieve the specified vesting requirements. Under certain circumstances, the awards may wholly, partially or never vest. See footnotes (2), (4) and (6) to table entitled “Outstanding Restricted Stock Awards.”

(3)	Includes immaterial amounts for group life insurance premiums for fiscal years 2019, 2018 and 2017.
(4)

Included in Mr. Blanchard’s cash bonuses are performance bonuses (based on each fiscal year’s financial and operating performance and subjective performance goals) and supplemental payments for the portion of his earned ESOP Plan contribution, which could not be made due to the deferral maximum regulations of the Internal Revenue Service. The performance bonuses paid in fiscal years 2019, 2018 and 2017 were $195,900, $282,000 and $288,600, respectively. The supplemental payments in fiscal years 2019, 2018 and 2017 were $52,212, $50,190 and $18,495, respectively.

(5)

Represents the value of 2,951 shares for fiscal 2019, 2,195 shares for fiscal 2018 and 1,670 shares for fiscal 2017, of Company stock contributed to the ESOP Plan on Mr. Blanchard’s behalf based on the closing market price of the shares on the last day of each fiscal year

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and dividends received from restricted stock awards of $10,086, $8,941 and $8,709 for fiscal years 2019, 2018 and 2017, respectively. 2019 Other Compensation includes severance pay of $668,883 for Mr. Blanchard.

(6)	Represents dividends received from restricted stock awards for fiscal year 2019.
(7)

Represents the value of 1,956 shares for fiscal 2019, 1,969 shares for fiscal 2018 and 1,449 shares for fiscal 2017, of Company stock contributed to the ESOP Plan on Mr. Lowry’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $1,230, $1,875 and $1,660 for fiscal years 2019, 2018 and 2017, respectively.

(8)	Represents compensation paid to Mr. Stephens as Interim Chief Executive Officer for fiscal year 2019.
(9)	Represents compensation paid to Mr. Stephens as a non-employee director for fiscal year 2019, prior to being named Interim Chief Executive Officer.
(10)

Included in Ms. Webb’s cash bonuses are performance bonuses (based on each fiscal year’s financial and operating performance and subjective performance goals) and supplemental payments for the portion of her earned ESOP Plan contribution, which could not be made due to the deferral maximum regulations of the Internal Revenue Service. The performance bonuses paid in fiscal years 2019 and 2018 were $78,480 and $113,000, respectively. The supplemental payments in fiscal years 2019 and 2018 were $8,175 and $5,393, respectively.

(11)

Represents the value of 2,951 shares for fiscal 2019, 2,195 shares for fiscal 2018 and 1,564 shares for fiscal 2017, of Company stock contributed to the ESOP Plan on Ms. Webb’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $3,295, $1,745 and $627 for fiscal years 2019, 2018 and 2017, respectively.

(12)

Included in Mr. Winfield’s 2019 cash bonuses are performance bonuses (based on each fiscal year’s financial and operating performance and subjective performance goals) and supplemental payments for the portion of his earned ESOP Plan contribution, which could not be made due to the deferral maximum regulations of the Internal Revenue Service. The performance bonus paid in fiscal year 2019 was $60,000. The supplemental payment in fiscal year 2019 was $1,350.

(13)

Represents the value of 2,951 shares for fiscal 2019, 2,124 shares for fiscal 2018 and 1,319 shares for fiscal 2017, of Company stock contributed to the ESOP Plan on Mr. Winfield’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $2,739, $1,952 and $1,552 for fiscal years 2019, 2018 and 2017, respectively.

(14)

Mr. Blanchard held the title of President and Chief Financial Officer from January 1, 2017, until his resignation on August 26, 2019. Prior to January 1, 2017, Mr. Blanchard held the title of Senior Vice President, Chief Operating Officer.

(15)	Mr. D’Amico was named an executive officer effective January 2, 2019.
(16)

From March 7, 2018, through his retirement on March 31, 2019, Mr. Lowry held the title of Vice President, Administration/Corporate Secretary. From January 1, 2017, through March 7, 2018, Mr. Lowry held the title of Vice President, Corporate Secretary. Prior to January 1, 2017, Mr. Lowry held the title of Vice President, Chief Financial Officer and Secretary.

(17)

Chad L. Stephens III has a consulting arrangement with the Company to serve as the Interim Chief Executive Officer. The Compensation Committee designated his compensation as $50,000 per month for his service as Interim Chief Executive Officer.

(18)	Ms. Webb was named an executive officer effective January 1, 2017.
(19)

Mr. Winfield held the title of Vice President, Chief Financial Officer and Controller from January 1, 2017, through March 5, 2019. Prior to January 1, 2017, Mr. Winfield held the title of Controller and Chief Accounting Officer.

Grants of Plan-Based Awards Table

The table below shows the plan-based awards granted by the Compensation Committee to the Company’s named executive officers in fiscal 2019:

Grants of Plan-Based Awards

	Grant Date			Board Approval Date			Estimated future payouts under non-equity incentive plan awards	Estimated future payouts under equity incentive plan awards	All other stock awards: Number of shares of stock or units	Fair Value on Grant Date
Name	Threshold	Target	Maximum	Threshold	Target	Maximum
Chad L. Stephens
Robb P. Winfield
Freda R. Webb
Raphael D'Amico

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Outstanding Equity Awards

The following table provides information on the holdings of restricted stock by the Company’s named executive officers at December 11, 2019, which is the last date restricted stock has been awarded:

OUTSTANDING RESTRICTED STOCK AWARDS

Name	Award Date	Approval Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested
Raphael D'Amico (10)	January 2, 2019	December 11, 2018	9,542(3)(11)	$150,000(7)
	December 11, 2019	December 11, 2019	13,569(5)(6)	$164,999(8)

Lonnie J. Lowry	December 12, 2017	December 12, 2017	4,524(1)(2)	$83,468(7)

Freda R. Webb	December 12, 2017	December 12, 2017	7,571(1)(2)	$105,843(7)
	December 11, 2018	December 11, 2018	10,401(3)(4)	$145,406(7)
	December 11, 2019	December 11, 2019	13,877(5)(6)	$168,744(8)

Chad L. Stephens III	December 11, 2019	December 11, 2019

Robb P. Winfield	December 12, 2017	December 12, 2017	5,571(1)(2)	$102,785(7)
	December 11, 2018	December 11, 2018	9,542(3)(4)	$150,000(7)
	December 11, 2019	December 11, 2019	12,706(5)(6)	$154,505(8)
(1)	Messrs. Lowry and Winfield and Ms. Webb paid $75.42, $92.87 and $126.21, respectively, to purchase their restricted stock.
(2)

Consists of the restricted stock awards granted on December 12, 2017, 25% of which vests on the completion of three years of service and 75% of which vests based on the market price performance of the Company’s Common Stock at the completion of three years of service.

(3)	Messrs. D’Amico and Winfield and Ms. Webb paid $159.03, $159.03 and $173.34, respectively, to purchase their restricted stock.
(4)

Consists of the restricted stock awards granted on December 11, 2018, 25% of which vests on the completion of three years of service and 75% of which vests based on the market price performance of the Company’s Common Stock at the completion of three years of service.

(5)	Messrs. D’Amico and Winfield and Ms. Webb paid $226.20, $211.81 and $231.33, respectively, to purchase their restricted stock.
(6)

Consists of the restricted stock awards granted on December 11, 2019, 25% of which vests on the completion of three years of service and 75% of which vests based on the market price performance of the Company’s Common Stock at the completion of three years of service.

(7)	Based on the closing market price of the Company’s Common Stock of $13.98 on September 30, 2019.
(8)	Based on the closing market price of the Company’s Common Stock of $12.16 on December 11, 2019.
(9)	Mr. D’Amico was elected as Vice President – Business Development and Investor Relations effective January 2, 2019. He was not an employee of the Company prior to that time.
(10)

Consists of the restricted stock awards approved on December 11, 2018, and granted on January 2, 2019, 25% of which vests on December 11, 2021, and 75% of which vests based on the market price performance of the Company’s Common Stock on December 11, 2021.

Stock Vested in 2019

The following table summarizes, for the named executive officers, the restricted stock awards that vested during fiscal 2019.

	Stock Awards
Name	Number of shares acquired on vesting	Value realized on vesting
Paul F. Blanchard, Jr.	8,880	$133,508
Lonnie J. Lowry	2,204	$34,809
Robb P. Winfield	993	$15,769

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information concerning the securities authorized for issuance under the Restricted Stock Plan:

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Plan Category	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by security holders
Equity compensation plans not approved by security holders	-
Total	-

Resignation of Former Chief Executive Officer

Paul F. Blanchard, Jr., the Company’s former President and Chief Executive Officer, resigned from the Company on August 26, 2019. Upon his resignation, certain non-performance shares awarded to Mr. Blanchard under the Restricted Stock Plan vested which are discussed under the caption “Chief Executive Officer Actual Realized Compensation.” In addition, upon his retirement, Mr. Blanchard forfeited certain restricted stock awards which are discussed under the caption “Outstanding Restricted Stock Awards.”

Potential Payments Upon Termination or Change in Control

The following table and narratives disclose certain information with respect to compensation that would be payable to the Company’s NEOs upon termination or change in control as of September 30, 2019.

Each of our NEOs, other than Chad L. Stephens (currently our Interim CEO), is a party to Change in Control Agreements. Under such Change in Control Agreements, if, within two years following a change-in-control event, the Company terminates the employment of any of its executives without cause or any executive resigns for good reason as defined in the Change in Control Agreements, that executive would be entitled to a severance payment, payable in a lump sum, in cash, following his or her termination, in an amount equal to two times the average of the compensation paid to the executive during the two calendar years preceding the change-in-control event (or the annual average of any shorter period). Compensation for this purpose includes the sum of the executive’s base salary, cash bonuses and ESOP Plan contribution (restricted stock awards are excluded). The bonus amount used in determining the executive’s compensation will not be less than two times his or her targeted bonus for the calendar year in which the change-in-control event occurs (or if not yet determined for that year, two times the executive’s targeted bonus for the preceding calendar year). Further, if the executive qualifies, and the Company is required to provide coverage under COBRA, the Company shall reimburse the executive the costs of purchasing continuing coverage under COBRA for the executive and his or her dependents for as long as he or she qualifies for COBRA coverage. The Company became subject to COBRA on January 1, 2014.

A change-in-control event generally means: (i) the acquisition of beneficial ownership of 30% or more of the Company’s Common Stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) approval by the Company’s stockholders of (a) a reorganization, merger or consolidation which results in the ownership of 20% or more of the Company’s Common Stock by persons or entities that were not previously stockholders, (b) a liquidation or dissolution of the Company or (c) the sale of substantially all of the Company’s assets.

There may arise situations where the potential to merge with or be acquired by another company may be in the best interest of our stockholders. Based on this potential, the Company believes that the “double trigger” requiring both (i) a change-in-control event and (ii) the termination of an executive’s employment without cause or his or her resignation for good reason after the event is appropriate to provide fair treatment of the executive officers, while allowing them to continue to concentrate on enhancing stockholder value during a change-in-control event, as they may take actions which ultimately may lead to termination of their employment after the change-in-control event.

Pursuant to the Change in Control Agreements, assuming that a change-in-control event took place on the last business day of fiscal 2019, and an executive’s employment was terminated without cause, or the executive

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terminated his or her employment for good reason, within two years following this assumed change-in-control event, the executives named below would receive the following severance payments:

Name (4)	Salary(1)	Bonus(2)	Total(3)
Raphael D'Amico	$400,000	$240,000	$640,000
Freda R. Webb	$500,755	$261,600	$762,355
Robb P. Winfield	$435,458	$240,000	$675,458
(1)

Calculated based on (i) two times the average of the executive officer’s base salary during calendar years 2017 and 2018 plus (ii) two times the average amount contributed to the ESOP on behalf of each executive during calendar years 2017 and 2018.

(2)	Calculated based on two times the maximum targeted bonus for each executive for calendar year 2019.
(3)

In addition, if the Company is required to provide continuing coverage to its employees under COBRA (as defined in Section 4980B of the Internal Revenue Code of 1986) at the time of a change-in-control, the Company will reimburse each executive for all costs incurred by them in purchasing such continuing coverage for themselves and their dependents as long as they qualify for COBRA coverage.

(4)

Raphael D’Amico became an employee and executive on January 2, 2019; thus 2019 salary information is used in his calculation. Chad L. Stephens was not an employee during fiscal 2019 and therefore is also not included in this table.

Chief Executive Officer Actual Realized Compensation

The supplemental table below reflects actual realized compensation for Paul F. Blanchard, Jr., our former President and Chief Executive Officer for calendar 2017 through 2019. This table reflects Mr. Blanchard’s IRS Form W-2 income and is not a substitute for the Summary Compensation Table. “Total Actual Realized Compensation” differs substantially from “Total Compensation” as shown in the Summary Compensation Table. The principal differences between these totals are: (i) the table below reports the actual value realized on restricted stock compensation during each year (as vesting occurs), whereas the Summary Compensation Table reports the grant date fair market value in the year each award is granted irrespective of vesting; (ii) the table below does not include the value of the ESOP Plan contribution portion of “All Other Compensation” reported in the Summary Compensation Table because it is not taxable income; and (iii) the table below reflects calendar year compensation amounts, whereas compensation amounts shown in the Summary Compensation Table are based on the Company’s fiscal year.

Paul F. Blanchard, Jr., the Company’s former President and Chief Executive Officer, resigned from the Company on August 26, 2019. Upon his resignation from the Company on August 26, 2019, Mr. Blanchard received a severance payment of $668,883 (included in “Other” compensation in the table below). Per the terms of the Company’s Transition Agreement with Mr. Blanchard, this payment consisted of a lump sum payment of (i) one year of his annualized salary in the amount of $326,500; (ii) an annual bonus payment in the amount of $326,500 and (iii) an amount equal the cost of extending medical coverage for a period of 12 months.

Additionally, upon his resignation, 3,951 non-performance shares awarded to Mr. Blanchard under the Restricted Stock Plan vested. The value of these shares at vesting was $55,235. In accordance with IRS rules, this value was reported as income to Mr. Blanchard in calendar 2019 and is reflected in the schedule below.

Calendar Year	Salary	Cash Bonuses	Dividends from Restricted Stock	Value of Vested Restricted Stock Awards	Other	Total Actual Realized Compensation

2019	$261,828	$248,112	$7,820	$55,235	$669,528	$1,242,523
2018	$317,000	$332,190	$9,064	$78,273	$774	$737,301
2017	$313,000	$307,095	$8,573	$366,618	$774	$996,060

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Pay Ratio Disclosure

The Pay Ratio Disclosure Rule, codified in Item 402(u) of Regulation S-K and adopted pursuant to Section 953(b) of the Dodd-Frank Act, requires the Company to calculate and disclose the ratio of the annual total compensation of Paul F. Blanchard, Jr., the Company’s former Chief Executive Officer, to the median of the annual total compensation of the Company’s employees (other than the Chief Executive Officer).

We determined that, for the year ended September 30, 2019, (i) the annual total compensation of our CEO was $927,318, as reported in our Summary Compensation Table (excludes the $668,883 severance payment made to Mr. Blanchard upon his resignation); (ii) the annual total compensation of our “median employee” was $107,911; and (iii) the ratio of these amounts was 9-to-1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on Panhandle’s payroll records and the methodology described below.

To identify the median of the annual compensation of all our employees, as well as to determine the annual total compensation for our median employee and our Chief Executive Officer, we took the following steps:

•

We determined that, as of September 30, 2019, our employee population consisted of 22 individuals, all of whom were located in the United States. This population consisted of only full-time employees, as we do not have part-time, temporary or seasonal workers. We selected the last day of our fiscal year September 30, 2019, as our identification date for determining our median employee because it enables us to make such identification in a reasonably efficient and economic manner.

•

We used a consistently applied compensation measure to identify our median employee by comparing the amount of the salary or wages, bonuses and restricted stock awards that vested in 2019 as reflected in our payroll records.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our Chief Executive Officer, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•	After we identified our median employee, we combined all of the elements of such employee’s compensation for fiscal 2019, resulting in annual total compensation of $107,911.
•

With respect to the annual total compensation of our former Chief Executive Officer, we used salary, bonus, restricted stock awards granted and all other compensation for fiscal 2019, resulting in annual total compensation of $927,318. We did not include the severance paid to Mr. Blanchard upon his resignation in the calculation of his annual total compensation.

Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in their pay ratio calculations.

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Proposal No. 4

Advisory Vote to Determine Frequency of Future Advisory

Votes on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are providing our stockholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers (commonly referred to as the “Say-On-Frequency” vote). By voting on this Proposal No. 4, stockholders can indicate whether they would prefer an advisory vote on executive compensation every year, every two years or every three years, or abstain on this matter. In 2014, the Board recommended, and the stockholders voted to approve the inclusion of the Say-On-Pay proposal at the Company’s annual meeting every three years. The Board subsequently determined that a vote on executive compensation every year is a better and more accepted approach. Our Compensation Committee and Board believe it is good corporate governance practice to vote on and consider our stockholders’ input on executive compensation on an annual basis. As required by Section 14A of the Exchange Act, we are re-submitting a proposal on Say-On-Frequency to our stockholders.

The Board has determined that continuing to hold an advisory vote on named executive officer compensation every year remains the appropriate policy for the Company at this time. An annual, non-binding vote on executive compensation will allow our stockholders to provide input on our executive compensation policies and practices every year.

Although the vote is non-binding, our Board will take into account the outcome of the vote when determining how frequently the Company will seek an advisory vote on named executive officer compensation. We seek and are open to input from our stockholders regarding Board and governance matters, as well as our executive compensation program, and we strive to ensure there are avenues for our stockholders to provide feedback to the Company.

To approve the foregoing proposal, a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting must vote for the option of “ONE YEAR” as the frequency for advisory votes on named executive officer compensation on Proposal No. 4.

BOARD RECOMMENDATION ON PROPOSAL

The Board of Directors Recommends a Vote for the Option “One Year” as the Frequency for Future Advisory Votes on the Compensation of our Named Executive Officers.

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Proposal No. 5

Approval and Ratification of Selection of

Independent Registered Public Accounting Firm

The Audit Committee has appointed and engaged Ernst & Young LLP (“Ernst & Young”) to serve as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2020, and to perform other appropriate audit-related services. Ernst & Young has been serving as the independent registered public accounting firm of the Company since 1989. The Company’s stockholders are hereby asked to ratify the Audit Committee’s appointment of Ernst & Young as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2020.

The Audit Committee is responsible for selecting the independent auditors of the Company. The Audit Committee has directed the Company to submit the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2020 for ratification by the stockholders at the Annual Meeting. Although stockholder ratification of Ernst & Young is not required by the Company’s governing documents or law, the Board has determined that it is desirable to submit the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice in view of the critical role played by the independent registered public accounting firm in maintaining the integrity of financial controls and reporting. If the stockholders do not vote to approve the ratification of the selection, the Audit Committee will consider whether to engage another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during fiscal 2020 if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Ernst & Young is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from stockholders.

Report of the Audit Committee

The Audit Committee is comprised of three independent, non-employee directors, Mark T. Behrman (chair), Lee M. Canaan and Christopher T. Fraser. During fiscal 2019, Robert O. Lorenz served on the Audit Committee until his retirement from the Board on March 5, 2019. Chad L. Stephens III served on the Audit Committee until August 26, 2019, when he was named Interim Chief Executive Officer, at which time he resigned from the committee. The Board has determined that all committee members are independent and financially literate as defined by NYSE listing standards and SEC regulations and that Mr. Behrman, Ms. Canaan and Mr. Fraser are each an “audit committee financial expert” as defined by applicable SEC regulations. For purposes of complying with NYSE rules, the Board has determined that none of the Committee members currently serve on the audit committees of more than three public companies.

The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, as may be amended from time to time by the Board. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting.

Management is responsible for the preparation, presentation and integrity of our financial statements in accordance with generally accepted accounting principles, the establishment and maintenance of our disclosure controls and procedures, and the establishment, maintenance and evaluation of the effectiveness of our internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing reports thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

Discussions with Management. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2019, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

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Discussions with Independent Accountants. The Audit Committee reviewed and discussed the Company’s audited financial statements with Ernst & Young (“independent accountants”), which is the independent registered public accounting firm responsible for expressing an opinion on the conformity of those financial statements with the standards of the PCAOB and its judgment as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee discussed with the independent accountants such matters required under the standards of the PCAOB and the SEC. In addition, the Audit Committee discussed with the independent accountants its independence from management and the Company, including matters in the written disclosures and letter received from the independent accountants as required by PCAOB Rule 3526 (Communications with Audit Committee Concerning Independence).

The Audit Committee met with the independent accountants, with and without management present, to discuss the overall scope and plans for their audit, the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also met with the independent accountants and management after the end of each of the first three 2019 fiscal quarters. At these meetings, the independent accountants’ review of quarterly results was presented, and discussions were also held with management concerning these results.

Recommendations that Financial Statements be Included in the Annual Report. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2019 for filing with the SEC (which was filed on December 12, 2019).

Audit Committee
Mark T. Behrman – Chair
Lee M. Canaan
Christopher T. Fraser

Independent Accountants’ Fees and Services

The following sets forth fees billed for audit and other services provided by Ernst & Young for the fiscal years ended September 30, 2019, and September 30, 2018:

Fee Category	Fiscal 2019 Fees	Fiscal 2018 Fees
Audit Fees (1)	$367,500	$380,000
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
(1)

Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements and services normally provided by the accountant for statutory and regulatory filings or engagements for those fiscal years.

All services rendered by Ernst & Young were permissible under applicable laws and regulations and were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Charter which is available at the Company’s website: www.panhandleoilandgas.com.

To ratify the selection of Ernst & Young LLP, a majority of shares of Common Stock represented in person or by proxy at the Annual meeting must vote “FOR” Proposal No. 5.

BOARD RECOMMENDATION ON PROPOSAL

The Board of Directors Recommends Stockholders Vote “FOR” Ratification of Selection of Independent Registered Public Accounting Firm.

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Proposal No. 6

Approval of Amendment and Restatement of

Certificate of Incorporation

General

At our Annual Meeting, we are asking the holders of our Common Stock to approve an amendment to our Certificate of Incorporation to authorize the Board to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including the ability to classify any stock as, or issue, preferred stock (the “Amendment”). The Amendment will be incorporated into our Certificate of Incorporation through the adoption of an amended and restated certificate of incorporation that incorporates this Amendment and previously approved amendments, as well as certain administrative changes described below (the “Amended and Restated Certificate”).

On January 7, 2020, the Board adopted resolutions approving the Amended and Restated Certificate and directed that the Amendment be submitted to a vote of the stockholders at the Annual Meeting. If the stockholders approve the proposal, subject to the discretion of the Board, the Company will file (or cause to be filed) the Amended and Restated Certificate, in the form of Appendix B hereto, with the Office of the Secretary of State of the State of Oklahoma as soon as practicable.

The Board believes that the authority to create one or more series of preferred stock will provide the Company with additional flexibility to issue stock for various general corporate purposes as the Board may determine desirable, including, without limitation, for the acquisition of minerals and royalties, in furtherance of the “minerals only strategy” developed and implemented by the Board and management.

Description of the Amendment

The Company’s current Certificate of Incorporation does not authorize the issuance of preferred stock and does not provide the Board discretion to reclassify authorized but unissued stock in one or more classes or series of stock, including as preferred stock.

The Amended and Restated Certificate would authorize the Board to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including the ability to classify any stock as, or issue, preferred stock. Previously, the Company was not authorized to issue any preferred stock.

The entirety of the proposed Amended and Restated Certificate is attached hereto as Appendix B and should be read in conjunction with this proposal.

Purpose

The Amended and Restated Certificate provides the Board the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions. Any issuances of preferred stock by the Company will require the approval of the Board.

The Board believes that the authorization of shares of preferred stock will provide the Company with increased flexibility to raise capital and meet future working capital and capital expenditure requirements through equity financings, as well as increased flexibility for acquisitions, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions.

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Potential Anti-Takeover Effects of the Amended and Restated Certificate

The shares of preferred stock to be authorized pursuant to the Amended and Restated Certificate could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the stockholders other than as may be required by applicable law. Existing stockholders do not have preemptive rights with respect to future issuances of preferred stock by the Company and their interest in the Company could be diluted. Any future issuances of preferred stock could have a dilutive effect on earnings per share, voting, liquidation rights and book and market value.

The Board will have the power to issue the shares of preferred stock in one or more classes or series with such preferences and voting rights as the Board may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of the Company’s shares of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board at the time of issuance, the holders of shares of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of common stock. Depending on the particular terms of any series of the preferred stock, holders thereof may have significant voting rights and the right to representation on the Company’s Board. In addition, the approval of the holders of shares of preferred stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

The issuance of shares of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. The issuance of shares of preferred stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of preferred stock, dilute the interest of a party seeking to take over the Company.

The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt. The Amended and Restated Certificate has been prompted by business and financial considerations and is not being proposed in response to any effort to obtain control of the Company or as an anti-takeover measure.

Additional Amendments Not Requiring Stockholder Approval

In addition to the Amendment described above, the Amended and Restated Charter will eliminate the Class B Common Stock, no shares of which are issued and outstanding. The Company has no intention to issue any shares of Class B Common Stock and wishes to clarify its capital structure by removing the Class B Common Stock. As a result of the change, the 500 authorized but unissued shares of Class B Common Stock will be reclassified as shares of Class A Common Stock. The proposed Amended and Restated Certificate, if approved, will incorporate previously approved and adopted amendments to our Certificate of Incorporation.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the Amended and Restated Certificate, and we will not independently provide stockholders with any such right.

Vote Required and Board of Directors’ Recommendation

To approve the foregoing proposal, a majority of shares of Common Stock outstanding as of the Record Date must vote “FOR” approval of Proposal No. 6.

BOARD RECOMMENDATION ON PROPOSAL

The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment and Restatement of the Company’s Certificate of Incorporation.

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OTHER MATTERS

Stock Ownership of Management and Certain Beneficial Owners

The information provided below summarizes the beneficial ownership of each named executive officer (NEO), each of our directors, all of our directors and executive officers as a group, and owners of more than five percent of our outstanding common stock. Generally, “beneficial ownership” includes those shares of common stock held by someone who has investment and/or voting authority of such shares or has the right to acquire such common stock within 60 days. The ownership includes Common Stock that is held directly and also Common Stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding.

Stock Ownership of Directors, Nominees and Executive Officers

The following table sets forth information with respect to the outstanding shares of Common Stock owned beneficially as of December 31, 2019, by each current director and named executive officer, individually and all directors and executive officers as a group. Unless otherwise indicated, the address of the persons below is 5400 N. Grand Boulevard, Suite 300, Oklahoma City, Oklahoma, 73112. None of the Common Stock beneficially owned as set forth below is pledged as security.

	Amount of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned(3)(4)	Common Stock

Mark T. Behrman (1)(5)(7)	6,947	*
Lee M. Canaan (1)(5)(8)	10,604	*
Peter B. Delaney (1)(5)(7)	6,461	*
Raphael D'Amico (2)(6)(7)	32,511	*
Christopher T. Fraser (1)(5)(7)	18,258	*
Robert E. Robotti (1)(5)(9)	731,632	4.5%
Chad L. Stephens III (1)(2)(7)	9,126	*
Freda R. Webb (2)(6)(10)	64,090	*
Robb P. Winfield (2)(6)(7)	51,867	*

All directors and executive officers as a group (9 persons)	931,496	5.7%
*	Less than 1% owned
(1)	Director
(2)	Executive Officer
(3)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
(4)

The number of shares shown does not include future share amounts recorded to each non-employee director’s account under the Directors’ Deferred Compensation Plan. These future share amounts represent shares to be issued in the future and have no investment or voting authority. See “Compensation of Directors” – footnote (2) of table entitled “Non-Employee Directors Compensation For Fiscal 2019.”

(5)	The number of shares includes vested and unvested shares of restricted stock granted to non-employee directors under the Company’s Amended 2010 Restricted Stock Plan.
(6)

The number of shares shown for Messrs. D’Amico and Winfield and Ms. Webb include unvested shares of restricted stock awarded under the Company’s Amended 2010 Restricted Stock Plan and their shares in the Company’s ESOP Plan, in each case over which they exercise voting authority.

(7)	Owner has sole voting and investment power over all shares.
(8)

Comprised of 9,527 held directly by Ms. Canaan and 1,077 shares held by the Canaan Family Trust. Ms. Canaan has sole voting and investment power over 9,527 shares and shared voting and investment power over the 1,077 shares held by the Canaan Family Trust.

(9)

Comprised of 7,724 shares held directly by Mr. Robotti; 36,000 shares held by Suzanne Robotti, the wife of Robert Robotti; 29,480 shares held by Robotti & Company, Incorporated, for which Mr. Robotti has shared voting and shared investment power; 643,158 shares held by the advisory clients of Robotti & Company Advisors, LLC, for which Mr. Robotti has shared voting and shared investment power; 10,120 shares held by the discretionary customers of Robotti & Company, LLC, for which Mr. Robotti has shared voting and shared investment power; 364,192 shares held by The Ravenswood Company, LP, for which Mr. Robotti has shared voting and shared investment power; 237,280 shares held by Ravenswood Investments III, LP, for which Mr. Robotti has shared voting and shared investment power; 3,550 shares held by Suzanne and Robert Robotti Foundation, for which Mr. Robotti has shared voting and shared investment power; and 1,600 shared held by MedShadow Foundation, for which Mr. Robotti has shared voting and shared investment power.

(10)	Ms. Webb has sole voting and investment power over 63,167 shares and shared voting and investment power over 923 shares with her spouse in a joint account.

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The Company knows of no arrangements which would result in a change in control of the Company at any future date.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC and information supplied by the stockholders, we believe the following stockholders are beneficial owners of more than 5% of our outstanding shares of Common Stock as of December 31, 2019, listed in alphabetical order:

Name and Address	Amount of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Common Stock

BlackRock, Inc. (1)	1,171,021	7.0%
55 E. 52nd Street
New York, NY 10022

T. Rowe Price Associates, Inc. (2)	926,772	5.5%
100 E. Pratt Street
Baltimore, MD 21202

Trigran Investments, Inc. (3)	2,175,069	13.0%
630 Dundee Road, Suite 230
Northbrook, IL 60062
(1)

Based on a Schedule 13G/A filed with the SEC in February 2019, with respect to Company securities held at December 31, 2018, BlackRock, Inc. has sole voting power as to 1,140,708 shares and sole dispositive power as to 1,171,021 shares.

(2)

Based on a Schedule 13G/A filed with the SEC in February 2019, with respect to Company securities held at December 31, 2019, T. Rowe Price Associates, Inc. has sole voting power as to 300,402 shares and sole dispositive power as to 926,772 shares.

(3)

Based on a Schedule 13G/A filed with the SEC in February 2019, with respect to Company securities held at December 31, 2018, Trigran Investments, Inc. has shared voting power as to 2,175,069 shares and shared dispositive power as to 2,175,069 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock, and to furnish the Company with copies of such reports. Based on a review of the filings with the SEC and representations that no other reports were filed, the Company believes that during fiscal 2019 all directors and executive officers complied with the reporting requirements of Section 16(a).

Stockholder Proposals

Proposals of stockholders intended to be presented by stockholders at the next annual meeting to be held in March 2021, and to be included in the proxy statement and form of proxy card pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, must be received by the Company by September 25, 2020. Any such proposals should be in writing and sent by certified mail, return receipt requested, to the Company’s office at 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK, 73112, Attention: Secretary. On receipt of any such proposal, the Company will determine whether to include such proposal in the proxy statement and any proxy card in accordance with SEC regulations governing the solicitation of proxies.

Under the Company’s Bylaws, for a stockholder to nominate a candidate for director, or propose other business to be considered by stockholders, timely notice of the nomination or the other business proposed must be received by the Company in advance of the annual meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days prior to the first anniversary of the mailing of notice for the preceding year’s annual meeting. The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation, business background and shares held, and the nominee must deliver a written questionnaire and agreement to the Company covering certain matters as specified in the Bylaws. For a stockholder to bring other business before a stockholders’ meeting, timely notice must be received by the Company within the time limits described above in this paragraph for notice of nomination of a

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candidate for director. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement under Rule 14a-8 of the Securities and Exchange Act of 1934.

In each case, the notice must be given to the Secretary of the Company at 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK, 73112. Any stockholder desiring a copy of the Company’s Bylaws will be furnished one without charge on written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.panhandleoilandgas.com.

The Company’s Bylaws were amended in December 2013 to provide access to the Company’s proxy statement and proxy card for director elections to eligible stockholders who wish to nominate a person for election to the Company’s Board of Directors. To be eligible to access the Company’s proxy statement and proxy card for this purpose, a stockholder, together with its affiliates, must have held beneficial ownership of 5% of the Common Stock for at least one year prior to providing notice to the Company seeking access to its proxy statement. Notice from a stockholder seeking such access must be received by the Company in the same time period required for stockholders seeking to nominate directors to the Company’s Board of Directors. Only one seat on the Board may be held by a person elected as a director resulting from a stockholder’s use of these proxy access Bylaw provisions. A stockholder seeking access to the Company’s proxy statement shall provide all information required from a stockholder seeking to nominate a director as well as undertakings signed by the stockholder and the proposed nominee. The Bylaw provision is the exclusive means for stockholders to include nominees for a director in the Company proxy statement and proxy card.

Annual Report to Stockholders

A copy of the Company’s Annual Report on Form 10-K for fiscal 2019, filed with the SEC on December 12, 2019, is included in the Annual Report to Stockholders mailed with this Proxy Statement. A separate Form 10-K and copies of the Company’s charters for the various committees of the Board, the Corporate Governance Guidelines and the Company’s codes of ethics are available, free of charge, on written or oral request made to the Company at the address or telephone number set forth below, or can be viewed at the Company’s website: www.panhandleoilandgas.com.

Robb P. Winfield, Secretary
Panhandle Oil and Gas Inc.
5400 N. Grand Boulevard, Suite 300
Oklahoma City, OK 73112-5688
405.948.1560

By Order of the Board of Directors

January 23, 2020	Robb P. Winfield, Secretary

Please vote your shares promptly.

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APPENDIX A

AMENDMENT NO. 1

TO

PANHANDLE OIL AND GAS INC.

AMENDED 2010 RESTRICTED STOCK PLAN

(as adopted by unanimous written consent of the Board of Directors dated January 7, 2020)

THIS AMENDMENT NO. 1 (this “Amendment”) TO THE PANHANDLE OIL AND GAS INC. AMENDED 2010 RESTRICTED STOCK PLAN (the “Plan”) is made and entered into this        2020 pursuant to resolutions approved by the Board of Directors (the “Board”) of Panhandle Oil and Gas Inc. (the “Company”) and the Company’s stockholders. Unless stated otherwise, all capitalized but undefined terms used in this Amendment have the meaning set forth in the Plan.

WHEREAS, pursuant to Section 5.1(a) of the Plan, the maximum aggregate number of shares of Restricted Stock available for grant under the Plan was previously set at 250,000 shares;

WHEREAS, pursuant to Section 7.1 and in connection with the 2-for-1 stock split completed by the Company on October 8, 2014, the maximum aggregate number of shares of Restricted Stock available for grant under the Plan is currently set at 500,000 shares; and

WHEREAS, the Board and the Compensation Committee desire to amend the Plan to increase the number of shares of Restricted Stock authorized for issuance thereunder from 500,000 shares to 750,000 shares.

NOW, THEREFORE, it is hereby agreed as follows:

 1. Maximum Number of Shares. Section 5.1(a) of the Plan is hereby replaced with the following:

“(a) Subject to adjustment under Section 7.1, Sales of Restricted Stock may be made under the Plan for up to 750,000 Shares.”

A-1

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PANHANDLE OIL AND GAS INC.

This Amended and Restated Certificate of Incorporation of Panhandle Oil and Gas Inc., an Oklahoma corporation (the “Corporation”), which has been duly adopted in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act, amends and restates the Certificate of Incorporation of Panhandle Oil and Gas Inc. (originally incorporated under the name “Panhandle Royalty Company”) filed with the Secretary of State of Oklahoma on December 11, 1978. Such previous Certificate of Incorporation, as previously amended, is hereby amended and restated to read, in its entirety, as follows:

ARTICLE ONE

The name of the Corporation is Panhandle Oil and Gas Inc.

ARTICLE TWO

The principal office or place of business of the Corporation in the State of Oklahoma is to be located at 5400 N. Grand Blvd. Suite 300, Oklahoma City, OK 73112. The name of its resident agent is The Corporation Company and the address of said resident agent is 1833 South Morgan Road, Oklahoma City, Oklahoma 73128.

ARTICLE THREE

The duration of this Corporation is perpetual.

ARTICLE FOUR

The purpose for which this Corporation is formed is to acquire, manage, explore, and produce by whatever means prudent and necessary, mineral rights of whatsoever kind and nature, including oil and gas and its kindred substances and derivatives; also including other minerals of every nature, whether liquid, gaseous or solid, which may be obtained by mining, drilling, or otherwise, wherever found; to construct buildings, storage facilities, pipe lines or processing equipment considered necessary to explore, develop, process and market same to the best advantage of the company.

ARTICLE FIVE

Section 5.01

a.

Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-four million five hundred shares (24,000,500), divided initially into twenty four million (24,000,000) shares of Class A Common Stock, par value $0.01666 per share and five hundred (500) shares of Class B Common Stock, par value $1.00 per share. The Board of Directors may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including Preferred Stock (“Preferred Stock”). If shares of one class of stock are classified or reclassified into shares of another class or series of stock pursuant to this Article Five, the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes and series that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

b.

Reclassification. Upon this Amended and Restated Certificate of Incorporation becoming effective and without any further action of the Corporation or any stockholder of the Corporation, each share of Class B Common Stock, par value $1.00 per share, shall be reclassified and converted into one share of Class A Common Stock. Following such reclassification, the existence of the Class B Common Stock shall be terminated.

Section 5.02Preferred Stock.

a.

Issuance. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof.

Section 5.03Common Stock.

a.

Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Class A Common Stock.

b.

Voting Rights. At every annual or special meeting of stockholders of the Corporation, every holder of Class A Common Stock shall be entitled to one vote, in person or by proxy, for each share of Class A Common Stock standing in his name on the books of the Corporation on the applicable record date.

c.

Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

ARTICLE SIX

The amount of stated capital with which it will begin business is $500.00, which has been fully paid in.

ARTICLE SEVEN

The number and class of shares to be allotted by the Corporation before it shall begin business and the consideration to be received by the Corporation therefor, are:

ClassNumber of SharesConsideration to be received

A Common500 $500.00

ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is seven.

ARTICLE NINE

No merger, consolidation, liquidation or dissolution of the corporation, nor any action that would result in the same or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of capital stock then entitled to vote on such matters; provided, however, that if any such action has been approved prior to the vote by the shareholders by a two-thirds of the Corporation’s whole Board, the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote on such matters shall be required, to the extent such shareholder approval is otherwise required by the Oklahoma General Corporation Act.

The provisions set forth in this Article may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of holders of sixty- six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote on such matters, or (b) the affirmative vote of two-thirds of the whole Board of the Corporation and the affirmative vote of holders of a majority of the shares of the Corporation’s capital stock then issued and outstanding and entitled to vote on such matters.

Each of the undersigned hereby certify that this Amended and Restated Certificate of Incorporation was duly proposed by the Directors of the Corporation through the adoption of a resolution setting forth this Amended and Restated Certificate of Incorporation, declaring its advisability and directing that it be considered at the next annual meeting of shareholders, in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act, and that this Amended and Restated Certificate of Incorporation was subsequently adopted by the shareholders of the Corporation in the manner and by the vote prescribed in Section 1077 of the Oklahoma General Corporation Act.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer and attested by its Secretary, this _____ day of March 2020.

Chad L. Stephens, Chief Executive Officer

ATTEST:

Robb Winfield, Secretary

001CSN40B5

Panhandle Oil and Gas Inc. 2020 Annual Stockholders Meeting

March 3, 2020

9:00 A.M. Oklahoma Time

The Oklahoma History Center

800 Nazih Zuhdi Drive (N.E. 23rd & Lincoln Blvd.)

Oklahoma City, Oklahoma 73105

Panhandle Oil and Gas Inc.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by March 3, 2020 at 1:00 A.M., local time.

Online
Go to **www.investorvote.com/PHX** or scan the QR code – login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board recommends a vote FOR all nominees, FOR Proposals 2, 3, 5 and 6 and for 1 YEAR on Proposal 4.

	For	Against	Abstain
01 - Mark T. Behrman	☐	☐	☐
02 - Chad L. Stephens III	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory Vote to determine frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Panhandle Oil and Gas Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Vickie P. Williams and Deanna P. Tillman, or either of them, as proxies each with full power of substitution, to represent and vote all of the shares of Class A Common Stock of Panhandle Oil and Gas Inc. held of record by the undersigned on January 13, 2020, at the annual meeting of shareholders to be held on March 3, 2020, or any adjournment or postponement thereof. **Should other matters properly come before the meeting, the proxies are further authorized to vote thereon as the Board of Directors may recommend.**

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR Proposals 2, 3, 5 and 6 and for 1 YEAR on Proposal 4.

C Non-Voting Items

Change of Address – Please print new address below.